                                                                     EXHIBIT 2.2

                       FLETCHER CHALLENGE FORESTS LIMITED

                                     COMPANY

                      THE BANKS AND FINANCIAL INSTITUTIONS
                             LISTED IN SCHEDULE ONE

                                     LENDERS

                               BANK OF NEW ZEALAND

                                 FACILITY AGENT

                               BANK OF NEW ZEALAND

                                 SECURITY AGENT

                               BANK OF NEW ZEALAND

                                  LEAD ARRANGER

                     NZ$300,000,000 SENIOR SECURED REVOLVING
                           CREDIT FACILITIES AGREEMENT

                                RUSSELL MCVEAGH

                                    CONTENTS

1.         INTERPRETATION.......................................................         3
2.         FACILITIES...........................................................        15
3.         LENDERS..............................................................        16
4.         CONDITIONS PRECEDENT.................................................        16
5.         ADVANCES.............................................................        17
6.         INTEREST.............................................................        18
7.         PREPAYMENT AND FINAL REPAYMENT.......................................        19
8.         CANCELLATION.........................................................        20
9.         REPRESENTATIONS AND WARRANTIES.......................................        20
10.        UNDERTAKINGS.........................................................        23
11.        DEFAULT..............................................................        29
12.        CHANGES IN CIRCUMSTANCES.............................................        32
13.        PAYMENTS.............................................................        33
14.        TAXES................................................................        34
15.        DEFAULT INTEREST.....................................................        36
16.        SET-OFF AND DEPOSITS.................................................        37
17.        SHARING..............................................................        37
18.        RELATIONSHIP OF LENDERS TO AGENTS....................................        39
19.        INDEMNITIES..........................................................        43
20.        ASSIGNMENT...........................................................        44
21.        NOTICES..............................................................        46
22.        FEES.................................................................        47
23.        COSTS AND EXPENSES...................................................        48
24.        EVIDENCE OF DEBT.....................................................        49
25.        MISCELLANEOUS........................................................        49
26.        GOVERNING LAW........................................................        50
27.        COUNTERPARTS.........................................................        50
SIGNATURES......................................................................        51
SCHEDULE 1......................................................................        56
           Lenders   ...........................................................        56
SCHEDULE 2......................................................................        57
           Conditions Precedent.................................................        57
SCHEDULE 3......................................................................        59
           Form of Director's Certificate.......................................        59
SCHEDULE 4......................................................................        63
           Form of Accession Agreement..........................................        63
SCHEDULE 5......................................................................        65
           Drawdown Request for an Advance denominated in NZ Dollars............        65
SCHEDULE 6......................................................................        67
           Drawdown Request for an Advance denominated in US Dollars............        67

                                                                              ii

SCHEDULE 7......................................................................        69
           Transfer Certificate.................................................        69
SCHEDULE 8......................................................................        73
           Form of Compliance Certificate.......................................        73

AGREEMENT dated                    February 2003

PARTIES

         FLETCHER CHALLENGE FORESTS LIMITED ("COMPANY")

         THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE ONE ("LENDERS")

         BANK OF NEW ZEALAND ("FACILITY AGENT")

         BANK OF NEW ZEALAND ("SECURITY AGENT")

         BANK OF NEW ZEALAND ("LEAD ARRANGER")

AGREEMENT

1.       INTERPRETATION

1.1      DEFINITIONS: In this agreement, unless the context otherwise requires:

         "ADVANCE" means an advance made or to be made by the Lenders under a Facility or, as the context may require, the principal amount thereof for the time being outstanding.

         "AGENTS" means the Facility Agent and the Security Agent and "AGENT" means either of them.

         "APPROVED ISSUER LEVY" has the meaning given to that term in section 86 F of the Stamp and Cheque Duties Act 1971.

         "AVAILABILITY PERIOD" means, in relation to a Facility, the period commencing on the Commencement Date and ending on the earlier of:

         (a)      the date on which the whole of that Facility is cancelled; and

         (b)      the Expiry Date of that Facility.

         "AVAILABLE FACILITY" means, at any time in relation to a Facility, the Facility Amount of that Facility less the aggregate of all outstanding Advances under that Facility at that time (taking any Advance denominated in US Dollars at its NZ Dollar Equivalent).

         "BID SETTLEMENT RATE" means, in relation to a particular period ("SPECIFIED PERIOD") and an amount denominated in NZ Dollars, either:

         (a) the bid settlement rate (rounded upwards, if necessary, to the nearest four decimal places) as displayed at or about 10.45am on the first day of the specified period on the Reuters Monitor Screen page BKBM (or its successor page) for bank accepted Bills having a term approximately equal to the specified period; or

         (b) if there is no such rate displayed for bank accepted Bills having that term, then the average of the rates quoted by each of the Reference Banks as being its buy rate for such bank accepted Bills at or about that time on that date.

         "BILL" means a bill of exchange as defined in the Bills of Exchange Act 1908.

         "BORROWERS" means the Company and each Subsidiary of the Company which becomes a borrower under this agreement pursuant to clause 2.4.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in Wellington and Auckland and, for the purposes of payments in, and the calculation of rates for amounts denominated in, US Dollars:

         (a)      if a payment is to be made, New York City; and

         (b) if a rate is to be calculated, London or, if paragraph (b)(ii) of the definition of LIBOR is applicable, New York City.

         "CAPITAL EXPENDITURE" means, in respect of any period, payments for expenditure of the Group during that period on fixed assets (other than in the nature of significant improvements on those assets).

         "CASH" means all cash on hand, short term deposits and other cash equivalents.

         "CHIEF EXECUTIVE OFFICER" means the chief executive officer for the time being of the Company.

         "CNIFP" means the Central North Island Forest Partnership.

         "CNIFP MANAGEMENT AGREEMENT" means the agreement dated 27 September 1996 between the Company and CNIFP relating to the management of CNIFP (as amended).

         "COLLATERAL" means the property, assets and undertaking from time to time subject to the Security.

         "COMMITMENT" means, in relation to a Lender and a Facility, the amount in respect of that Facility set out opposite that Lender's name in schedule 1, as varied from time to time in accordance with this agreement.

         "COMPANY" means Fletcher Challenge Forests Limited.

         "COMMENCEMENT DATE" means the earlier of the date on which a drawing is first made under the Facilities and 28 February 2003.

         "DEBT" means any indebtedness present or future, actual or contingent in respect of money borrowed or raised or any financial accommodation whatever, including indebtedness under or in respect of a negotiable or other financial instrument, Guarantee of Debt, interest, currency exchange, hedge or other arrangement of any kind (calculated on a net and marked to market basis), Redeemable Share, share the subject of a Guarantee, discounting arrangement, finance or capital Lease, hire purchase, deferred purchase price for more than 90 days (other than in the ordinary course of business) of an asset or service or an obligation to deliver goods or other property or provide services paid for in advance by a financier or in relation to another financing transaction and includes the Facilities. For the avoidance of doubt, there shall be no double counting.

         "DRAWDOWN DATE" means, in relation to an Advance, the date specified in the relevant Drawdown Request for the making of that Advance.

         "DRAWDOWN REQUEST" means:

         (a) in relation to an Advance to be denominated in NZ Dollars, a request substantially in the form set out in schedule 5; and

         (b) in relation to an Advance to be denominated in US Dollars, a request substantially in the form set out in schedule 6.

         "EBIT" means, at any date, in respect of any period ending on that date, the consolidated earnings of the Group for that period which would be disclosed by consolidated financial statements of the Group if they were prepared as at that date for that period:

         (a)      before any deduction of or provision for Tax;

         (b)      before any deduction of Interest Expense;

         (c) after adjustment for unusual items as disclosed in the notes to the financial statements;

         (d) after adjustment to remove profits or losses of any Group Member (other than the Company) which have been consolidated within operating profit but are attributable to any third party (not being a Group Member);

         (e) after excluding unrealised profits or losses on foreign currency monetary items; and

         (f)      after eliminating any unrealised revaluations.

         "EBITDA" means, at any date, in respect of any period ending on that date, the sum of:

         (a)      EBIT;

         (b)      depreciation on fixed assets;

         (c) amortisation of any goodwill, any intangible assets and any acquisition costs; and

         (d) any share of retained surpluses of associated companies required to be included in accordance with NZ GAAP,

         of the Group on a consolidated basis during that period which would be disclosed by consolidated financial statements of the Group if they were prepared as at that date for that period.

         "ENVIRONMENTAL LAW" means a provision of a law or a law which relates to any aspect of the environment, health or planning including the Resource Management Act 1991, the Hazardous Substances and New Organisms Act 1996, the Building Act 1991 and the Health and Safety in Employment Act 1992.

         "EVENT OF DEFAULT" means any event specified in clause 11.1 or any event which, with the passing of time or the giving of notice or both, would constitute such an event.

         "EVENT OF REVIEW" means the event or series of events specified in clause 11.2.

         "EXCLUDED SUBSIDIARIES" means Kaingaroa Holdings Limited, Forestry Corporation of New Zealand Limited and their respective Subsidiaries.

         "EXISTING FACILITIES AGREEMENT" means the US$200 million senior secured credit facilities agreement dated 2 March 2001 made between, amongst others, the Company and Credit Suisse First Boston as facility agent, security agent and lead arranger.

         "EXPIRY DATE" means:

         (a) in relation to the Three Year Facility, the date falling three years after the Commencement Date; and

         (b) in relation to the Five Year Facility, the date falling five years after the Commencement Date,

         provided that if the Expiry Date would otherwise fall on a day which is not a Business Day the Expiry Date will be the next Business Day.

         "FACILITIES" means the Three Year Facility and the Five Year Facility, and "FACILITY" means either of them.

         "FACILITY AMOUNT" means:

         (a)      in relation to the Three Year Facility, NZ$150,000,000; and

         (b)      in relation to the Five Year Facility, NZ$150,000,000,

         in each case as reduced from time to time in accordance with this agreement.

         "FINANCIAL MODEL" means the document entitled "Financial Model" dated December 2002 and posted on the Intralinks website.

         "FINANCIAL MODEL BASE CASE" means the document entitled "Financial Model Base Case" dated December 2002 and posted on the Intralinks website.

         "FIVE YEAR FACILITY" means the facility granted by the Lenders to the Borrower in this agreement under which the Lenders agree to make advances to the Borrowers on the terms applicable to that facility.

         "FREE CASH FLOW" means, at any date, in respect of the 12 month period ending on that date, EBITDA for that period:

         (a) minus the amount of any increase or plus the amount of any decrease in working capital for that period;

         (b) minus Capital Expenditure during that period (such amount not to exceed a maximum amount of NZ$10,000,000 or such higher maximum amount as the Company and the Lenders may agree if the Total Assets of the Group increase by more than 10% from the date on which such maximum amount was last agreed);

         (c)      minus Tax paid or payable in respect of that period; and

         (d)      minus non cash equity earnings for that period.

         "GEARING RATIO" means, at any date, the ratio calculated as follows:

         Gearing Ratio = A /B, where:

         "A" = Net Debt (excluding any interest or currency exchange and hedge arrangement of any kind) of the Group Members outstanding at that date less Cash at that date; and

         "B" =    EBITDA in respect of the 12 month period ending on that date.

         "GENERAL SECURITY DEED" means the general security deed dated on or about the date of this agreement made by the Obligors in favour of the Security Agent.

         "GOVERNMENT AGENCY" means any government or any governmental, semi-governmental or judicial agency or authority, including any self-regulatory organisation established under statute or any stock exchange.

         "GROUP" means, at any time, the Company and its Subsidiaries at that time.

         "GROUP MEMBER" means a member of the Group.

         "GUARANTEE" means any guarantee, indemnity, letter of credit, legally binding letter of comfort, suretyship or other assurance against loss.

         "INTEREST EXPENSE" means, at any date, in respect of the 12 month period ending on that date, the aggregate net amount (taking into account amounts payable or receivable under any hedge agreement relating to interest rate exposure) of all interest and amounts in the nature of interest or of similar effect to interest paid or payable by the Group on a consolidated basis during that period and which would be disclosed by consolidated financial statements of the Group if they were prepared as at that date for that period including:

         (a) any dividend or distribution paid or payable on any Redeemable Shares included as Debt (for the avoidance of doubt this excludes any dividend or distribution on any such Redeemable Share issued on terms approved by the Lenders and in relation to which dividends or distributions may accrue but are not required to be paid in cash);

         (b) the interest portion of rentals in respect of finance Lease obligations;

         (c) the face amount of bills of exchange or other financial instruments drawn, issued, endorsed or accepted by a Group Member less their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee apportioned as appropriate between financial periods;

         (d) all line, facility, letter of credit, guarantee and similar fees and all fees and other amounts of a regular or recurring nature payable in relation to Debt but not:

                  (i)      unused line fees; and

                  (ii) establishment arrangement and other fees payable once only on the initial provision of financial accommodation and agency fees;

         (e) all other expenses and amounts that are required by NZ GAAP to be treated as interest or financing costs.

         "INTEREST PAYMENT DATE" means, in relation to an Interest Period, the last day of that Interest Period and, in addition, in relation to an Interest Period of longer than three months, each day falling at three monthly intervals during that Interest Period.

         "INTEREST PERIOD" means, in relation to an Advance, a period selected in accordance with clause 6.1.

         "LEASE" means any lease, charter, hire purchase or hiring arrangement of any property or transaction having a similar effect.

         "LIQUIDATION" includes liquidation, receivership, compromise, arrangement, amalgamation, administration, statutory management, reconstruction, winding up, dissolution, assignment for the benefit of creditors or bankruptcy.

         "LIBOR" means, in relation to a particular period ("SPECIFIED PERIOD"):

         (a) the rate displayed on the Telerate Page 3750 (or any equivalent or successor page) as the London interbank offered rate for deposits in US Dollars at or about 11am (London time) two Business Days prior to the commencement of the specified period for a period comparable to the specified period; or

         (b) if US Dollars is not on any relevant date quoted on the Telerate Page 3750 (or any such equivalent or successor page), the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the rates notified to the Facility Agent by each of the Reference Banks as the rate at which it is offering deposits in US Dollars in the London interbank market at or about 11am (London time) two Business Days prior to the commencement of the specified period for a period comparable to the specified period, provided that if on any date for the determination of LIBOR:

                  (i) less than all but not less than two such Reference Banks provide the Facility Agent with such quotations, the Facility Agent shall calculate LIBOR in accordance with the foregoing provisions on the basis of the quotations of those banks providing such quotations; or

                  (ii) less than two Reference Banks provide such quotations, LIBOR means the rate per annum determined by the Facility Agent to be the arithmetic mean of the offered quotations for deposits in US Dollars for the specified period which three leading banks in New York City selected by the Facility Agent are quoting in the New York interbank market to leading European banks at or about 11am (New York City time) on that date.

         "MAJORITY LENDERS" means a group of Lenders whose aggregate Commitments under the Facilities amount in aggregate to more than 65% of the Total Commitments under the Facilities.

         "MARGIN" means:

         (a) in relation to an Advance made prior to the date of the first compliance certificate delivered to the Lenders pursuant to clause 10.1(a)(iv), the percentage rate per annum set out below applicable to the Facility under which that Advance is made:

              MARGIN % PER ANNUM
---------------------------------------------
THREE YEAR FACILITY        FIVE YEAR FACILITY
---------------------------------------------
       0.90                       1.00
---------------------------------------------

         (b) in relation to an Advance made at any time thereafter, the percentage rate per annum applicable to the Facility under which that Advance is made as set out below opposite the Gearing Ratio which was reported by the Company in the most recent compliance certificate delivered to the Lenders under clause 10.1(a)(iv) prior to the Drawdown Date for that
                  Advance:

                                                        MARGIN % PER ANNUM
                                                   ---------------------------
                                                   THREE YEAR        FIVE YEAR
GEARING RATIO                                       FACILITY          FACILITY
------------------------------------------------------------------------------
Greater than 3.25 times                               0.90              1.00
------------------------------------------------------------------------------
Less than or equal to 3.25 times but greater          0.75              0.85
than 2.50 times
------------------------------------------------------------------------------
Less than or equal to 2.50 times but greater          0.60              0.70
than 1.75 times
------------------------------------------------------------------------------
Less than or equal to 1.75 times                      0.50              0.50
------------------------------------------------------------------------------

         "MATERIAL ADVERSE EFFECT" means a material adverse effect (a) on the financial condition or business or assets of the Group as a whole and
         (b) on the Borrowers' ability to perform and comply with their obligations under any Transaction Document.

         "MATERIAL CONTRACTS" means:

         (a) the amended and restated deed relating to assets and liabilities dated 3 April 2000 between Fletcher Challenge Limited and Fletcher Challenge Paper Limited;

         (b) the inter-division agreement dated 5 October 1999 between the Company and Tasman Pulp and Paper Company Limited (now Norske Skog Tasman Limited), as amended;

         (c) the fibre supply agreement dated 28 July 2000 between the Company, Fletcher Challenge Forests (Manufacturing) Limited and Norske Skog Tasman Limited as amended;

         (d) the supply agreement dated 28 February 2001 between Fletcher Challenge Forests Industries Limited and Fletcher Building Products Limited;

         (e) the supply agreement dated 1 February 1988 between Fletcher Challenge Forests Industries Limited and Carter Holt Harvey Limited trading as Packaging New Zealand;

         (f) the supply agreement dated 28 July 2000 between Fletcher Challenge Forests Industries Limited and Fletcher Merchants Limited;

         (g) the agreement relating to the supply of lumber and plywood dated 25 July 2001 between Tasman KB Pty Limited and Fletcher Challenge Forests Industries Limited; and

         (h) the Tasman supply contracts dated 18 November 1963 and 27 October 1966 and the implementation agreement dated 19 December 1995 between Citic New Zealand Limited (BVI) (In Receivership), Forestry Corporation of New Zealand Limited (In Receivership), Fletcher Challenge Forests Industries Limited and Fletcher Challenge Forests (Manufacturing) Limited,

         each as modified, novated, supplemented, varied or replaced from time to time.

         "MINIMUM NET TANGIBLE ASSETS" means, at any date, Total Tangible Assets of the Group less Total Liabilities of the Group as at that date.

         "MORTGAGES" means the mortgages made or, as the context may require, to be made by certain of the Obligors in favour of the Security Agent in respect of the properties listed in schedule 4 to the General Security Deed.

         "NET DEBT" means, at any time, Debt less Cash at that time.

         "NON-RECOURSE LOAN" means Debt which is incurred by any Obligor for the purpose of, and applied in, making an On-Loan and which gives rise to no obligation on the part of such Obligor (or any other Obligor) other than the obligation to pay to the creditor in respect thereof any moneys actually received or recovered by that Obligor in respect of the On-Loan.

         "NZ DOLLAR EQUIVALENT" means, in relation to an amount of NZ Dollars, that amount, and, in relation to an amount of US Dollars, the amount of NZ Dollars which the Facility Agent could purchase with that amount of US Dollars at the Facility Agent's spot rate of exchange for purchasing NZ Dollars with US Dollars in the New Zealand interbank market at 11am (local time) two Business Days prior to the day on which the calculation is required to be made.

         "NZ DOLLARS" and "NZ$" means the lawful currency of New Zealand.

         "NZ GAAP" means generally accepted accounting practice as defined in section 3 of the Financial Reporting Act 1993.

         "OBLIGORS" means the Borrowers and the Restricted Subsidiaries.

         "OBLIGORS' GUARANTEE" means the guarantee and indemnity dated on or about the date of this agreement made by the Obligors in favour of the Security Agent.

         "ON-LOAN" means Debt advanced by an Obligor to an Other Subsidiary out of the proceeds of a Non-Recourse Loan.

         "ON-LOAN ASSIGNMENT" means a Security Interest created by an Obligor over its rights in relation to an On-Loan as security for its obligations in respect of the Non-Recourse Loan out of which such On-Loan was made.

         "ORIGINAL DOLLAR AMOUNT" means, in relation to an Advance denominated in NZ Dollars, the amount thereof, and in relation to an Advance denominated in US Dollars, the amount of NZ Dollars which was the basis for the making of that Advance, in each case as reduced by prepayment.

         "OTHER SUBSIDIARY" means a Group Member which is not an Obligor.

         "OUTSTANDING MONEY" means, at any time in relation to a Facility, the aggregate amount of all Advances, interest (including default interest), fees, costs and all other amounts payable by the Borrowers in relation to that Facility under this agreement and outstanding at that time.

         "PERMITTED DISPOSALS" means:

         (a)      a disposal in the ordinary course of business;

         (b) a disposal by one Restricted Subsidiary to any other Restricted Subsidiary;

         (c)      the creation of a Permitted Security Interest;

         (d)      the payment of cash; and

         (e)      the allotment or issue of share capital (or equivalent).

         "PERMITTED SECURITY INTEREST" means:

         (a)      the Security;

         (b) a Security Interest arising by operation of law in the ordinary course of day-to-day trading and not securing Debt in respect of which the debtor duly pays the indebtedness secured by that Security Interest within the customary time for payment other than indebtedness contested in good faith;

         (c) a right of set-off included in a commercial contract in the ordinary course of business;

         (d) a netting or set-off right relating to any bank accounts maintained by a Group Member or Group Members in the ordinary course of business (but not including any such right relating to a dedicated cash collateral account or other arrangement having similar effect) or included in the terms of any master agreement relating to derivative transactions entered into by any Obligor;

         (e) a Security Interest on any asset acquired after the Commencement Date which secures the purchase price of the asset so long as there is no increase in the amount secured and the secured Debt is retired and the Security Interest is released within 12 months of the relevant acquisition;

         (f) a Security Interest granted by a Subsidiary acquired after the Commencement Date created prior to (and not in contemplation of) the acquisition securing Debt of that Subsidiary so long as there is no increase in the amount secured and the secured Debt is retired and the Security Interest is released within 12 months of the acquisition;

         (g)      a Security Interest approved by all of the Lenders;

         (h)      any On-Loan Assignment; or

         (i) any other Security Interest or Security Interests which in aggregate secure Debt of an amount not exceeding NZ$10,000,000.

         "PRO RATA SHARE" means, at any time in relation to a Lender, the proportion which that Lender's aggregate Commitments bears to the aggregate Facility Amounts under both Facilities at that time.

         "REDEEMABLE SHARES" means:

         (a) shares which are redeemable in cash, or by the issue of other redeemable shares, either compulsorily, or at the option of the holder or issuer of such shares; and

         (b) units in any trust which are analogous in nature to the shares referred to in paragraph (a), if that unit trust is a Group Member, or if a Group Member is responsible for the redemption of those units.

         "REFERENCE BANKS" means, for the purposes of the definition of "Bid Settlement Rate", Bank of New Zealand, ANZ Banking Group (New Zealand) Limited, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. acting through its Rabobank New Zealand Branch and The National Bank of New Zealand Limited, and, for the purposes of the definition of "LIBOR", three leading banks offering US Dollars in London in the London interbank market, as selected by the Facility Agent, or any substitute or other banks agreed in writing by the Lenders and the Borrowers from time to time as being Reference Banks for the purposes of this agreement.

         "RELATED ENTITY" means an entity which is related within the meaning of section 2(3) of the Companies Act, but as if company includes any entity.

         "REPAYMENT DATE" means, in relation to an Advance, the date specified as such in the Drawdown Request applicable to that Advance.

         "RESTRICTED SUBSIDIARY" means:

         (a) any wholly-owned Subsidiary of the Company whose Total Tangible Assets (disregarding any investments in Subsidiaries and inter-company loans) are 5% or more of Total Tangible Assets of the Group (based on the last audited consolidated financial statements); and

         (b) any other person to the extent necessary to ensure that at all times the Total Tangible Assets (disregarding any investments in Subsidiaries and inter-company loans) of the Obligors are not less than 95% of Total Tangible Assets of the Group, but always excluding the Excluded Subsidiaries and Tarawera for the purposes of these calculations.

         "SECURITY" means:

         (a)      the General Security Deed;

         (b)      the Obligors' Guarantee;

         (c)      the Mortgages; and

         (d)      the Specific Security Agreement,

         and any other Security Interest or Guarantee accepted by the Lenders and/or the Security Agent in their absolute discretion as security for, amongst other things, the performance of the Borrowers' obligations under this agreement.

         "SECURITY INTEREST" includes any mortgage, pledge, lien, charge, finance lease, sale and leaseback or any security interest or arrangement of any kind the effect of which is to give one creditor priority over another or other creditors with respect to any asset. It includes contractual set-off, retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Government Agency by operation of statute unless there is default for more than 30 days in payment of moneys secured by that charge or lien.

         "SPECIFIC SECURITY AGREEMENT" means the specific security agreement over investment securities dated on or about the date of this agreement granted by Fletcher Challenge Forests (Manufacturing) Limited in favour of the Security Agent.

         "SPECIFIED RATE" means:

         (a) in relation to an Advance denominated in NZ Dollars, the Bid Settlement Rate; and

         (b)      in relation to an Advance denominated in US Dollars, LIBOR.

         "SUBSIDIARY" has the meaning given in section 5 of the Companies Act 1993, but as if company includes an in-substance subsidiary in accordance with any approved financial reporting standard.

         "TARAWERA" means Tarawera Forests Limited.

         "TAX" means Income Tax as defined under SSAP 12.

         "TEST DATE" is defined in clause 10.4.

         "THREE YEAR FACILITY" means the facility granted by the Lenders to the Borrower in this agreement under which the Lenders agree to make advances to the Borrowers on the terms applicable to that facility.

         "TOTAL ASSETS" means, on any date in relation to a Subsidiary, the Obligors or the Group, the aggregate amount on a consolidated basis of all assets of that Subsidiary, the Obligors or the Group (as applicable) which would be disclosed by consolidated financial statements of the Group if they were prepared as at that date.

         "TOTAL COMMITMENTS" means, in relation to a Facility, at any time, the aggregate of the Commitments under that Facility at that time.

         "TOTAL LIABILITIES" means, on any date in relation to the Group, the aggregate amount on a consolidated basis of all liabilities of the Group which would be disclosed by consolidated financial statements of the Group if they were prepared as at that date.

         "TOTAL TANGIBLE ASSETS" means, on any date in relation to a Subsidiary, the Obligors or the Group, the Total Assets of that Subsidiary, the Obligors or the Group (as applicable) as at that date less assets which in accordance with NZ GAAP are classified as intangible assets.

         "TRANSACTION DOCUMENTS" means this agreement and the Security or any one or more of them.

         "US DOLLARS" and "US$" means the lawful currency of the United States of America.

         "US DOLLAR EQUIVALENT" means, in relation to an amount of NZ Dollars, the amount of US Dollars which the Facility Agent could purchase with that amount of NZ Dollars at the Facility Agent's spot rate of exchange for purchasing US Dollars with NZ Dollars in the New York City interbank market at 11am (local time) two Business Days prior to the day on which that calculation is required to be made.

1.2 REFERENCES: Except to the extent that the context otherwise requires, any reference in this agreement to:

         "CONTROL" has the meaning given in NZ GAAP and "CONTROLLED" shall be construed accordingly.

         a "DIRECTIVE" includes any present or future directive, regulation, request, requirement, voluntary credit restraint programme or notification by any means or a change in interpretation or application of any law by any Government Agency (in each case, whether or not having the force of law but, if not having the force of law, compliance with which is in accordance with the general practice of persons to whom the directive is addressed).

         "DISPOSAL" includes any sale, assignment, exchange, transfer, concession, loan, lease, surrender, licence, reservation, waiver, compromise, release, dealing, parting with possession, or the granting of any option, right or interest whatever, or any agreement for any of the same, and "DISPOSE" means to make a disposal, and "ACQUISITION" and "ACQUIRE" shall be construed accordingly.

         the "DISSOLUTION" of a person includes the liquidation or bankruptcy of that person, or (where the person is a company) its removal from the register, and any equivalent or analogous procedure under the laws of any relevant jurisdiction.

         "FINANCIAL STATEMENTS" include statements of financial position, financial performance, movements in equity and cash flows, together with any statements, reports (including, without limitation, any directors' and auditors' reports) and notes attached to or intended to be read with any of them and "CONSOLIDATED FINANCIAL STATEMENTS" has a corresponding meaning.

         "INDEBTEDNESS" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money.

         a "LAW" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, by-law, statute, treaty or other legislative measure.

         a "PERSON" includes an individual, firm, company, corporation, unincorporated body of persons, organisation or trust, and any government, government agency or authority, in each case whether or not having separate legal personality.

         "TAX" includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount, and "TAXATION" shall be construed accordingly.

         "TAX ON OVERALL NET INCOME" of a person shall be construed as a reference to tax imposed by any jurisdiction on all or part of the net income, profits or gains of that person (whether worldwide, or only insofar as such net income, profits or gains are considered to arise in or relate to a particular jurisdiction, or otherwise).

         "WRITTEN" and "IN WRITING" include all means of reproducing words in a tangible and permanently visible form.

1.3      MISCELLANEOUS:

         (a) Headings are inserted for convenience only and do not affect interpretation of this agreement.

         (b) Unless the context otherwise requires the singular includes the plural and vice versa and words denoting individuals include other persons and vice versa.

         (c) A reference to any legislation includes any statutory regulations, rules, orders or instruments made or issued pursuant to that legislation and any amendment to, or re-enactment or replacement of, that legislation.

         (d) A reference to any document includes reference to that document as modified, novated, supplemented, varied or replaced from time to time.

         (e) A reference to any party to a Transaction Document or any other document includes its successors and permitted assigns.

         (f) A reference to a time of day is a reference to New Zealand time unless otherwise stated.

         (g) Except where inconsistent with the context, the expression "at any time" also means from time to time.

2.       FACILITIES

2.1 GRANT OF FACILITIES: The Lenders agree to make each Facility available to the Borrowers upon the terms and conditions contained in this agreement.

2.2 MAXIMUM AMOUNT OF FACILITIES: The Original Dollar Amount outstanding in respect of a Facility may not at any time exceed the Facility Amount of that Facility at that time.

2.3 PURPOSE: The Borrowers shall apply the proceeds of the Facilities in and towards refinancing the Group's indebtedness under the Existing Facilities Agreement and for general corporate purposes, including funding the working capital and capital expenditure requirements of the Group.

2.4      FURTHER BORROWERS:

         (a) The Company may at any time procure any of its wholly-owned Subsidiaries to become a Borrower under this agreement by:

                  (i) executing an accession agreement substantially in the form set out in schedule 4; and

                  (ii) delivering to the Facility Agent a director's certificate in the form set out in schedule 3 in respect of the new Borrower and, unless the new Borrower is incorporated in New Zealand, a legal opinion from counsel acceptable to the Facility Agent in the new Borrower's jurisdiction of incorporation in a form satisfactory to the Facility Agent.

         (b) On receipt of an accession agreement the Facility Agent shall notify the Lenders and the Facility Agent shall:

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                                                                              16

                  (i) countersign the counterparts of the accession agreement on behalf of all other parties to this agreement;

                  (ii) enter the accession agreement in a register kept by it (which shall be conclusive); and

                  (iii) retain one counterpart and deliver the others to the Company and the new Borrower.

         (c) On an accession agreement being countersigned by the Facility Agent the new Borrower shall be bound by the Transaction Documents as stated in the accession agreement as if it were a party and named as a Borrower.

         (d) Each other party to this agreement irrevocably authorises the Facility Agent to sign each accession agreement on its behalf.

3.       LENDERS

3.1 PARTICIPATION: Subject to the terms of this agreement, each Lender shall participate in each Advance under a Facility in the proportion which its Commitment under that Facility at the relevant Drawdown Date bears to the Total Commitments under that Facility on that date.

3.2 OBLIGATIONS SEVERAL: The obligations of each Lender under this agreement are several. No party to this agreement shall be responsible for the obligations of any other party except as expressly provided in this agreement. The failure of a Lender to perform its obligations under this agreement shall not release any other party from its obligations under this agreement.

3.3 RIGHTS SEVERAL: The rights of the Lenders are several. The amount at any time owing by the Borrowers to any party under this agreement shall be a separate and independent debt from the amount owing to any other party.

4.       CONDITIONS PRECEDENT

4.1 CONDITIONS PRECEDENT TO FACILITIES: No drawing may be made under the Facilities until the Facility Agent has confirmed to the Company that it has received, and found to be satisfactory to it in form and substance, the documents and evidence specified in schedule 2.

4.2 CONDITIONS PRECEDENT TO EACH ADVANCE: The obligations of the Facility Agent and the Lenders in relation to each Advance are conditional upon:

         (a) DRAWDOWN DATE: the Drawdown Date being a Business Day during the relevant Availability Period;

         (b) ORIGINAL DOLLAR AMOUNT: the Original Dollar Amount of the Advance being an integral multiple of NZ$1,000,000 and not less than NZ$2,000,000;

         (c) LESS THAN AVAILABLE FACILITY: the Original Dollar Amount of the Advance, when aggregated with all (if any) other Advances intended to be made on the same day under the relevant Facility (taking each Advance at its Original Dollar Amount), not exceeding the relevant Available Facility;

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                                                                              17

         (d) LIMIT ON ADVANCES: no more than one Advance under any Facility being made on any Business Day and no more than ten Advances being outstanding at any one time;

         (e) REPRESENTATIONS AND WARRANTIES TRUE: the representations and warranties set out in clause 9.1 (other than paragraphs (h), (i), (o), (p) and (q) thereof) being true and accurate in all respects as of the date of the Drawdown Request and the Drawdown Date by reference to the facts and circumstances existing on those dates;

         (f) NO GUARANTOR RELEASED: no guarantor having been released from, or having discontinued any liability under, any Guarantee, except:

                  (i) in the case of an Obligor under the Obligors' Guarantee, in accordance with the applicable provisions of the Obligors' Guarantee and so long as no Event of Default or Event of Review has occurred and is continuing unremedied and no Event of Default or Event of Review has resulted, or will result, from such release or discontinuance of liability; and

                  (ii) in any other case, with the prior written consent of the Security Agent;

         (g) NO EVENT OF DEFAULT: no Event of Default having occurred and remaining unremedied;

         (h) NO MARKET DISRUPTION: in the case of an Advance denominated in US Dollars, none of the circumstances described in clause 4.3 existing;

         (i) NO VIOLATION OF LAW: the giving effect to the Drawdown Request and the making of the Advance requested therein not violating any applicable law; and

         (j) EVENT OF REVIEW: other than for a rollover of an existing Advance, no Event of Review having occurred and remaining unremedied.

4.3 DISRUPTED MARKET: An Advance denominated in US Dollars will not be made if, by reason of any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, it would in the reasonable opinion of the Facility Agent be impracticable for that Advance to be made in US Dollars.

5.       ADVANCES

5.1 AVAILABILITY: Subject to compliance with clause 4, the Lenders shall make an Advance available to a Borrower if no later than:

         (a) if the Advance is to be denominated in NZ Dollars, 9.30am on the Business Day before the relevant Drawdown Date; and

         (b) if the Advance is to be denominated in US Dollars, 10.30am on the third Business Day before the relevant Drawdown Date,

         the Facility Agent has received from that Borrower a duly completed Drawdown Request (which shall be irrevocable) for that Advance.

5.2 NOTIFICATION TO LENDERS: On receipt of a Drawdown Request for an Advance, the Facility Agent shall promptly, and in any event:

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                                                                              18

         (a) if the Advance is to be denominated in NZ Dollars, not later than 2pm on the Business Day before the relevant Drawdown Date; and

         (b) if the Advance is to be denominated in US Dollars, not later than 2pm on the third Business Day before the relevant Drawdown Date,

         notify each Lender of:

         (c)      the relevant Drawdown Date;

         (d) the currency and amount of the Advance and that Lender's participation;

         (e)      the duration of the first Interest Period; and

         (f)      the Repayment Date.

5.3 PARTICIPATION: Subject to the provisions of this agreement, each Lender shall on the Drawdown Date for an Advance make available to the Facility Agent for the account of the relevant Borrower the amount of that Lender's participation in the Advance in accordance with clause 13.

5.4 FIRST ADVANCES: The first Advance or Advances drawn under the Facilities shall be applied in the repayment in full of all amounts outstanding under the Existing Facilities Agreement.

5.5      REPAYMENT:

         (a) A Borrower to whom an Advance is advanced shall repay that Advance in full on the relevant Repayment Date.

         (b) Amounts so repaid will, subject to compliance with the provisions of this agreement, be available for redrawing.

6.       INTEREST

6.1      INTEREST PERIOD: Each Interest Period in relation to an
                  Advance shall be a period of one, two, three or six months' duration or any other duration agreed between the Lenders and the relevant Borrower, and:

         (a) the duration of the first Interest Period shall be as selected by the relevant Borrower in the Drawdown Request;

         (b) the duration of each subsequent Interest Period shall be as selected by the relevant Borrower giving notice to the Facility Agent:

                  (i) in the case of an Advance denominated in NZ Dollars, not later than 9.30am on the Business Day prior to the commencement of that Interest Period; and

                  (ii) in the case of an Advance denominated in US Dollars, not later than 10.30am on the third Business Day before the commencement of that Interest Period,

                  provided that if the relevant Borrower fails to give such notice the Interest Period shall be of three months' duration;

         (c) the first Interest Period shall begin on the Drawdown Date applicable to that Advance and each subsequent Interest Period shall commence on the last day of the previous Interest Period applicable to that Advance;

         (d) if an Interest Period would otherwise end on a day which is not a Business Day it shall be extended to the next Business Day unless the result of that extension would be to carry the Interest Period over into another calendar month, in which event the Interest Period shall end on the immediately preceding Business Day;

         (e) where an Interest Period commences on the last day of a calendar month or on a day for which there is no numerically corresponding day in the month in which that Interest Period would otherwise end, that Interest Period shall, (subject to paragraphs (d) and (f)) end on the last day of that last mentioned month;

         (f) no Interest Period may extend beyond the Repayment Date for that Advance.

6.2 INTEREST RATE: Each Borrower shall pay interest on each Advance made to it, for each Interest Period, at the rate per annum determined by the Facility Agent to be the aggregate of the Margin applicable to the relevant Advance on the first day of that Interest Period and the Specified Rate for that Advance for that Interest Period.

6.3 NOTIFICATION OF THE SPECIFIED RATE: The Facility Agent shall promptly (and in any event not later than 2pm on the first day of the relevant Interest Period) notify the relevant Borrower and the Lenders of the Margin and the Specified Rate for each Advance for each Interest Period and the amount of interest payable in respect of that Interest Period.

6.4 PAYMENT: Interest on each Advance at the rate determined in accordance with clause 6.2 shall be calculated on the basis of the actual number of days elapsed and a 360 or 365 day year (as customary market practice requires), shall accrue from day to day and shall be paid in arrears on the Interest Payment Date(s) for the relevant Interest Period unless otherwise provided in this agreement.

7.       PREPAYMENT AND FINAL REPAYMENT

7.1 VOLUNTARY PREPAYMENT: A Borrower may, by giving the Facility Agent no less than five Business Days' prior written notice (which shall be irrevocable), prepay the whole or any part of an Advance. Any such prepayment must be in a minimum amount of NZ$2,000,000 (or the US Dollar Equivalent thereof on the date of prepayment) and in integral multiples equal to NZ$1,000,000 (or the US Dollar Equivalent thereof on the date of prepayment), or such other amount as the Facility Agent may agree. Amounts so prepaid shall, subject to compliance with the provisions of this agreement, be available for redrawing.

7.2 EXCHANGE RATE FLUCTUATIONS: If, at any time, the NZ Dollar Equivalent of all outstanding Advances under a Facility exceeds 105% of the Facility Amount of that Facility, the Borrowers shall, on the next Interest Payment Date to occur under that Facility, prepay such part of the outstanding Advances under that Facility as is equal to that excess amount.

7.3      AMOUNTS PREPAID UNDER CLAUSE 10.1(h): Any amount prepaid under clause
         10.1(h):

         (a) shall be applied in and towards prepayment of outstanding Advances under the Facilities rateably; and

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                                                                              20

         (b)      may not be redrawn.

7.4      OTHER PAYMENTS ON PREPAYMENT: Where:

         (a) the whole or any part of an Advance is prepaid under clauses 7, 10.1(h), 11, 12, or 14.2(f), the Borrowers shall pay to the Facility Agent for the account of the Lenders:

                  (i) simultaneously with that prepayment, accrued interest on that Advance to the date of actual payment; and

                  (ii) (if the prepayment is made on a day other than the last day of an Interest Period for the relevant Advance) upon demand, any amount specified by the Facility Agent to be necessary to compensate any Lender for any loss incurred by it (including any loss incurred in liquidating or redeploying deposits from third parties acquired, arranged or utilised to make or maintain that Lender's participation in that Advance, and any loss of margin); and

         (b) all Advances under a Facility are to be prepaid under clauses 7, 10.1(h), 11, 12, or 14.2(f) the Borrowers shall pay to the Facility Agent for the account of the Lenders, in addition to any amounts payable under clause 7.4(a), all other Outstanding Money under that Facility to the date of actual payment.

7.5 FINAL REPAYMENT: The Borrowers shall pay all Outstanding Money under a Facility on the Expiry Date of that Facility.

8.       CANCELLATION

8.1 AT END OF AVAILABILITY PERIOD: Any part of a Facility which remains undrawn at the end of the Availability Period of that Facility shall be cancelled and the relevant Facility Amount shall be reduced by the undrawn amount.

8.2 DURING AVAILABILITY PERIOD: The Company may at any time on giving not less than five Business Days' irrevocable notice to the Facility Agent cancel a Facility in whole or in part (and if in part in an integral multiple equal to the Original Dollar Amount of NZ$1,000,000) and the Facility Amount of that Facility shall be reduced accordingly at the end of that five Business Day period. During that five Business Day period no Borrower may give a Drawdown Request purporting to draw all or any part of the Facility Amount which is subject to that notice of cancellation.

8.3 PRO RATA REDUCTION: Any cancellation under clause 8.1 or clause 8.2 shall reduce the Commitments under the relevant Facility rateably. The Facility Agent shall promptly notify each Lender of any cancellation under clause 8.1 or any notice received under clause 8.2 and the amount of that Lender's Commitment which is, or is to be, cancelled.

8.4 ON PREPAYMENT: If any Advance or any part thereof is prepaid pursuant to clause 10.1(h), the relevant Facility Amount shall be reduced by the amount of that prepayment (taking any Advance denominated in US Dollars at its Original Dollar Amount).

9.       REPRESENTATIONS AND WARRANTIES

9.1 REPRESENTATIONS AND WARRANTIES: Each Borrower represents and warrants in relation to itself and the Company represents and warrants in relation to itself and each of the other Obligors that:

         (a) STATUS: it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

         (b)      POWER AND AUTHORITY: it has:

                  (i) the power and authority to own its assets and to carry on its business as, and in such place or places as, it is now being conducted;

                  (ii) the power to enter into, and exercise its rights and perform and comply with its obligations under, each Transaction Document to which it is a party; and

                  (iii) taken all necessary action to authorise the entry into each Transaction Document to which it is a party and the performance of all its obligations thereunder;

         (c) OBLIGATIONS: each Transaction Document to which it is a party, constitutes its legal, valid and binding obligations, enforceable in accordance with its terms subject to insolvency laws affecting creditors' rights generally and to equitable principles of general application;

         (d) NO LAWS VIOLATED: neither its entry into the Transaction Documents, nor the exercise of any right or the performance or observance of any obligation under the Transaction Documents, nor any transaction contemplated thereby, will:

                  (i)      violate or contravene any law to which it is subject;
                           or

                  (ii) conflict with, or result in a breach of, any agreement, document, arrangement, obligation or duty to which it is a party, or by which it or any of its assets may be bound; or

                  (iii) violate any of the documents constituting it or cause any limitation on, or breach of, any of its powers, or the right or ability of its directors to exercise those powers;

         (e) CONSENTS AND OTHER AUTHORISATIONS: all consents and other authorisations required by it, or otherwise appropriate for it to obtain, in connection with each Transaction Document to which it is a party, and the transactions contemplated by such documents and which may be necessary for it to conduct its business properly, have been obtained or effected and are in full force and effect, and there are no qualifications or limitations affecting such consents or other authorisations which have not been notified to the Lenders and which have or will be likely to have a Material Adverse Effect;

         (f) NO DEFAULT: no Event of Default has occurred and remains unremedied or will result from its entry into the Transaction Documents;

         (g) FULL DISCLOSURE: the information provided by it to the Lenders at any time in connection with the Facilities or the Transaction Documents was true and accurate in all material respects and not misleading in any material respect as at the date on which it was provided (whether by the omission of facts known to it or otherwise);

         (h) MATERIAL ADVERSE EFFECT: it does not know of any fact, other than matters of a general economic nature and matters relating to CNIFP, which has a Material Adverse Effect or, so far as it now reasonably foresees, will be likely to have a Material Adverse Effect;

         (i) TAXES: under applicable law and regulations currently in effect, there are no taxes (other than withholding taxes and Approved Issuer Levy) payable in any jurisdiction in which it is incorporated or carries on business or in respect of the signing, delivery, registration or performance of the Transaction Documents or the transactions contemplated thereunder;

         (j) FINANCIAL STATEMENTS: the most recent consolidated financial statements of the Group comply with the requirements of clause 10.1(b)(i) and (ii), and there has been no change in the respective assets, indebtedness, conditions or operations of the companies to which those financial statements relate (taken as a whole) since the date at which those financial statements were prepared which has had, or would be likely to have, a Material Adverse Effect;

         (k) RANKING OF OBLIGATIONS: its liabilities under each Transaction Document to which it is a party rank and will at all times rank senior to all other indebtedness (actual or contingent) except indebtedness preferred solely by operation of law;

         (l) OWNERSHIP OF ASSETS: it owns its assets free and clear of all Security Interests except Permitted Security Interests;

         (m) SECURITY: the Security is effective to create in favour of the Security Agent, legal, valid and enforceable Security Interests in the Collateral and, when the Security Agent and the relevant Obligor take all action specified in the Security for the perfection of the Security Interests created by the Security, the Security will constitute fully perfected Security Interests in the Collateral ranking in priority to the claims of any other person except for Permitted Security Interests;

         (n) NO IMMUNITY: it is not, under the laws of its jurisdiction of incorporation, immune from suit with respect to its obligations under the Transaction Documents and the entry into and performance by it of its obligations under the Transaction Documents constitute private and commercial activities; it does not, nor does any of its property, assets or revenues, have any right of immunity from suit, jurisdiction, attachment (whether before or after judgment), set-off or execution;

         (o) SOLVENCY: it is not insolvent and will not be insolvent immediately following entry into this agreement;

         (p) LITIGATION: other than as previously disclosed to the Lenders in writing (including the claim brought by Citic New Zealand Limited (BVI) (In Receivership) against the Company and certain of its Subsidiaries in the High Court of New Zealand in CP283-SW/99 (Auckland Registry)), it is not party to any litigation, tax claim or administrative or arbitration proceedings before or of any court, tribunal, arbitrator or Government Agency, or to any dispute with any Government Agency, which, if adversely determined, would have a Material Adverse Effect; and

         (q) EMPLOYMENT DISPUTES: there are no disputes pending or, to the best of its knowledge after due enquiry, threatened, between it and any of its senior officers or executives, other than individual employee grievances or lawsuits arising in the ordinary course of business which could not reasonably be expected to have a Material Adverse Effect.

9.2 REPETITION: The representations and warranties contained in clause 9.1 (other than paragraphs (h), (i), (o), (p) and (q) thereof) will be deemed to be repeated on the date of each Drawdown Request and on each Drawdown Date by reference to the facts and circumstances then existing.

10.      UNDERTAKINGS

10.1     POSITIVE UNDERTAKINGS: The Company shall:

         (a)      FINANCIAL INFORMATION: deliver to the Lenders:

                  (i) as soon as practicable (and in any event within 90 days) after the last day of each of its financial years, the consolidated financial statements of the Group in respect of that financial year each duly audited;

                  (ii) as soon as practicable (and in any event within 75 days) after the last day of the first half of each of its financial years, the unaudited consolidated financial statements of the Group, in respect of that financial half year;

                  (iii) as soon as practicable (and in any event within 30 days) after the last day of each of its financial quarters, the management accounts of the Group, in respect of that financial quarter;

                  (iv) at the same time as the quarterly management accounts referred to in paragraph (iii) above are delivered to the Lenders, a compliance certificate from a director substantially in the form set out in schedule 8;

                  (v) from time to time, within seven days after request by the Facility Agent or any Lender, such information about the business, assets and financial condition of the Group, as the Facility Agent or that Lender may reasonably require; and

                  (vi) promptly, copies of all notices and related documents issued by the Company to its shareholders;

         (b) ACCOUNTING PRACTICE: ensure that all financial statements delivered to the Lenders under clause 10.1(a):

                  (i) with the exception of the quarterly management accounts delivered to the Lenders under paragraph
                           (a)(iii) above, are prepared in accordance with NZ GAAP, consistently applied, except to the extent disclosed in those financial statements;

                  (ii) give a true and fair view of the financial position and performance of the Group and the results of operations of the Group as at the date, and for the period ending on the date, to which the financial statements are made up; and

                  (iii) in the case of the quarterly management accounts delivered to the Lenders under paragraph (a)(iii) above, are signed by the Chief Financial Officer of the Company, and otherwise, are signed by two directors of the Company and are accompanied by all documents and reports required by law to be annexed to or to accompany them;

         (c) ENVIRONMENTAL COMPLIANCE: develop, implement and maintain procedures to ensure compliance in all material respects with Environmental Laws and equivalent legislation elsewhere;

         (d) ADDITIONAL REPORTING REQUIREMENTS: deliver to the Facility Agent (with sufficient copies for each of the Lenders):

                  (i) as soon as possible, and in any event within five days after becoming aware of the occurrence of an Event of Default or an Event of Review, a statement of a senior officer setting forth the details of such Event of Default or Event of Review and the action which it proposes to take or has taken with respect thereto;

                  (ii) copies of all material special audits, opinions or other material reports relating to accounting matters, if any, submitted to it by its auditors;

                  (iii) promptly upon the issuance thereof, copies of all notices, reports, press releases, circulars, offering documents and other continuous disclosure documents filed with, or delivered to, any stock exchange or to any securities commission or similar Government Agency in any other jurisdiction;

                  (iv) promptly upon any change in its auditors, notice of any change in its auditors;

                  (v) promptly, and, in any event within ten days, after it or any Restricted Subsidiary receives notice of any suit, proceeding or similar action commenced by any Government Agency or any other person which has a Material Adverse Effect, copies of such notice of suit, proceedings or similar action;

                  (vi) promptly upon obtaining an initial credit rating or upon any change in its credit rating from any credit rating agency, copies of such rating or change in rating; and

                  (vii) such other information respecting the condition or operations, financial or otherwise, of its business and the business of the Restricted Subsidiaries as the Facility Agent, on behalf of the Lenders, may from time to time reasonably request;

         (e) CORPORATE EXISTENCE: preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its corporate existence, except (i) to the extent expressly permitted by this agreement or (ii) to the extent that the failure to comply with this provision will not, and will not be likely to, have a Material Adverse Effect;

         (f) COMPLIANCE WITH LAWS: comply, and cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable laws (including Environmental laws) and orders of any Government Agency, the non-compliance with which could have a Material Adverse Effect;

         (g) CONDUCT OF BUSINESS: carry on, and cause each of its Restricted Subsidiaries to carry on, business in a proper, efficient and business-like manner and diligently maintain, use and operate its assets where the failure to do so has a Material Adverse Effect;

         (h) PROCEEDS OF ASSET DISPOSITIONS: if in any financial year it or any Restricted Subsidiary disposes of an asset or series of assets as permitted by clause 10.2(c) (other than a Permitted Disposal or under the transaction involving the sale of cutting rights in respect of the Tahorakuri Forest and the Tauhara Forest to entities managed by UBS Timber Investors for an amount equal to US$65,000,000 entered into by the Company and UBS Timber Investors on or about the date of this agreement) and the net proceeds of such disposal or disposals exceeds NZ$10,000,000 in aggregate, prepay such part of the outstanding Advances under the Facilities on the next Interest Payment Date to occur after the expiry of that financial year, of an amount equal to the product of:

                           CR  x  NP ,

                  where "CR" = the current ratio of Net Debt to Total Tangible Assets applicable at the time of the prepayment; and

                  "NP" = the net proceeds of such asset dispositions during that financial year less NZ$10,000,000;

         (i) AUDITORS: appoint and maintain as its auditors a firm of accountants nationally recognised in New Zealand;

         (j) MAINTENANCE OF BOOKS: keep, and cause each of its Restricted Subsidiaries to keep, full, proper and accurate books of record and account in accordance with NZ GAAP or the relevant jurisdiction of their incorporation, except for immaterial inaccuracies or discrepancies of any kind which may be contained or reflected therein;

         (k) INSURANCE COVENANTS: maintain, in respect of itself and each of its Restricted Subsidiaries, insurance at all times with responsible insurance carriers or on a self-insurance basis in such amounts and covering such risks as have been approved by the Chief Executive Officer and disclosed to the Facility Agent as prudent for companies engaged in similar businesses and owning similar properties in the same general areas as the Company or any such Restricted Subsidiary, as the case may be;

         (l) AUTHORISATIONS: obtain, and cause each of its Restricted Subsidiaries to obtain, (to the extent not in existence on the date hereof) and maintain, and cause each of its Restricted Subsidiaries to maintain (by the observance and performance of all obligations thereunder and conditions thereof), all authorisations, consents, permits and licences required to carry on their respective businesses where the failure to do so has a Material Adverse Effect and in any event any material Crown Forestry licences;

         (m) LINE OF BUSINESS: continue, and cause each of its Restricted Subsidiaries to continue, to conduct and operate businesses primarily of the same nature as the core business carried on at the date of this agreement;

         (n) ANNUAL BUDGET: provide an annual budget to the Facility Agent (with sufficient copies for each of the Lenders) in respect of each financial year on the earlier of (i) the date which is 30 days from the date of final review thereof by its Board of Directors and (ii) July 31st of such financial year;

         (o) FURTHER ASSURANCES: at its cost and expense, upon request of the Facility Agent, duly execute and deliver or cause to be duly executed and delivered to the Facility Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Facility Agent to carry out more effectually the provisions and purposes of this agreement;

         (p)      COLLATERAL: promptly notify the Agents:

                  (i) of any change in the name of any Obligor (and in any event not to make or permit any such change unless all filings are made to ensure the Security Interests created by the Security remain perfected); and

                  (ii) if any material part of the Collateral is damaged or destroyed or requisitioned or compulsorily purchased by any Government Agency;

         (q) MATERIAL CONTRACTS AND THE CNIFP MANAGEMENT AGREEMENT: will, and will ensure that its Subsidiaries will: (i) comply with its obligations under each Material Contract and the CNIFP Management Agreement where non-compliance would or would be likely to have a Material Adverse Effect; (ii) exercise its rights under, and enforce, each Material Contract and the CNIFP Management Agreement prudently; and (iii) use all reasonable endeavours to keep the Material Contracts and the CNIFP Management Agreement valid and enforceable, provided that this covenant will cease to apply to the CNIFP Management Agreement if the Company ceases to be the manager under that agreement or if that agreement is terminated;

         (r) INSPECTION: permit the Agents or any Lender or any agent of the Agents or any Lender on reasonable notice to inspect its and each of its Subsidiary's premises and records (including all accounting records and other documents relating in any way to their respective businesses) and to take such copies or record such details thereof as they reasonably request; and

         (s) HEDGING POLICY: will promptly advise the Lenders of any change to the Group's hedging policy as adopted by the Board of Directors of the Company and which was disclosed to the Lenders on or before the Commencement Date.

10.2     NEGATIVE UNDERTAKINGS: The Company:

         (a) LIMITATION ON SECURITY INTERESTS: will not, and it will procure that no Restricted Subsidiary will, create or permit to arise or exist any Security Interest over its assets to secure any Debt or any indebtedness under any Guarantee of Debt, other than a Permitted Security Interest;

         (b) LIMITATION ON DEBT SECURED BY PERMITTED SECURITY INTERESTS: will not permit the aggregate principal amount of Debt of the Group (but excluding Tarawera for these purposes) at any time which is secured by Permitted Security Interests (other than the Security), on a consolidated basis, to exceed 2.5% of the Total Assets of the Obligors at that time;

         (c) LIMITATION ON ASSET DISPOSITIONS: will not, and it will procure that no Restricted Subsidiary will, whether by one transaction or by a number of transactions taking place in any financial year (excluding Permitted Disposals), dispose of assets the book values of which at the time of disposal and taken together amount to more than 10% of the Total Assets of the Group at the beginning of that financial year;

         (d) LIMITATION ON AFFILIATE TRANSACTIONS: will not, and it will procure that none of the Restricted Subsidiaries will:

                  (i) dispose of any asset to any Other Subsidiary except in a bona fide transaction on an arm's length basis, and for fair market value;

                  (ii) provide any services to, or be provided with any services by, or surrender the benefit of any deduction or credit for taxation purposes to, or engage in any other transaction with or involving or for the benefit of, any Other Subsidiary, other than in a bona fide transaction on an arm's length basis, evidenced in writing and for a consideration which it reasonably considers as fair; or

                  (iii) make any loan or provide any other financial accommodation to, or give any Guarantee of any of the indebtedness of, any Other Subsidiary if the aggregate of the principal amount of all such loans and the maximum principal amount payable under all such Guarantees would exceed 2.5% of the Total Assets of the Obligors (except where such indebtedness arises under a Guarantee given by any Other Subsidiary of indebtedness of the Company or of a Restricted Subsidiary);

                  provided that nothing in this paragraph shall prohibit:

                           (aa)     anything which is permitted by clause
                                    10.2(e); or

                           (bb) performance in the ordinary course of business of certain joint venture and partnership arrangements (being Tarawera, American Wood Moulding L.L.C., Inc. and The Empire Company Inc.) and any similar arrangements entered into from time to time in the ordinary course of business of the Group; or

                           (cc)     financial accommodation of up to
                                    US$2,000,000 in total in relation to
                                    American Wood Moulding L.L.C., Inc. and/or
                                    The Empire Company, Inc.; or

                           (dd)     performance by the Company of its
                                    obligations to manage the business of CNIFP pursuant to the CNIFP Management Agreement;

         (e) LIMITATIONS ON DIVIDENDS, CAPITAL DISTRIBUTIONS AND SHARE BUY-BACKS: will not, and it will procure that none of the Restricted Subsidiaries will (without the prior consent of the Majority Lenders):

                  (i) make any Distributions (as defined in section 2 of the Companies Act); or

                  (ii) acquire any of its own shares (unless it is required to do so by law) or redeem any of its own shares which are redeemable at its option or take any other action to reduce its capital; or

                  (iii) give financial assistance, directly or indirectly, to any person for the purpose of, or in connection with, the purchase of any of its shares or shares in its holding company, provided that nothing in this clause shall prohibit any Restricted Subsidiary from providing such financial assistance to any other Restricted Subsidiary or to the Company, if an Event of Default or an Event of Review has occurred and is continuing or would occur as a result thereof;

         (f) RESTRICTION ON DEBT OF SUBSIDIARIES: will not permit the aggregate amount at any time being outstanding of all Debt of its Subsidiaries to at any time exceed NZ$50,000,000, other than:

                  (i)      Debt under the Facilities; or

                  (ii) Debt of the Excluded Subsidiaries subsisting at the date of this agreement,

                  and will not take any step which results in the Excluded Subsidiaries incurring any additional Debt;

         (g) LIMITATION ON MERGERS AND ASSET SALES: will not, and it will procure that none of the Restricted Subsidiaries will, amalgamate, consolidate or merge (including by means of the sale of all or substantially all of its assets having an effect equivalent to that of a merger) with or liquidate, wind-up or dissolve into any other successor person except if:

                  (i)      (1)      the successor person executes, prior to or
                                    contemporaneously with the consummation of such transaction, such agreements together with such other instruments as are satisfactory to the Facility Agent acting reasonably and in the opinion of the Facility Agent's counsel necessary or advisable to evidence the assumption by the successor person of its obligations under this agreement and to observe and perform all of its covenants and obligations under this agreement; and

                           (2) no Event of Default or Event of Review has occurred and is continuing or would occur as a result thereof; and

                           (3)      there is no breach of clause 10.1(m); and

                           (4) the successor person is incorporated in New Zealand or any other jurisdiction approved by the Majority Lenders; and

                           (5) there is not, and is not likely to be, any material adverse variance to the Financial Model as a result thereof; or

                  (ii) the amalgamation or merger is a solvent amalgamation or merger between two or more Obligors; and

         (h) MATERIAL CONTRACTS: will not, and it will ensure that none of its Subsidiaries will: (i) amend or vary in a respect or to an extent which is material in the context of the Facilities, or consent to any amendment to or variation of, any Material Contract in a respect or to an extent which is material in the context of the Facilities; or (ii) avoid, release, surrender, terminate, rescind, discharge (other than by performance) or accept the repudiation of any Material Contract, where this has, or is likely to have, a Material Adverse Effect.

10.3 FINANCIAL COVENANTS: The Company undertakes that so long as any Facility remains outstanding:

         (a) GEARING RATIO: on each Test Date which falls during a period set out below, the Gearing Ratio shall not exceed the ratio set out opposite that period:

                 PERIOD                      RATIO
--------------------------------------     ----------
The date of this agreement to 30/06/05     3.50 times
-----------------------------------------------------
01/07/05 and thereafter                    3.25 times
-----------------------------------------------------

         (b) CASH COVER RATIO: the ratio of Free Cash Flow to Interest Expense shall not be less than 2.75 times on any Test Date;

         (c) NET DEBT TO TOTAL TANGIBLE ASSETS RATIO: the percentage of Net Debt of the Group to Total Tangible Assets of the Group shall not at any time exceed 30%;

         (d) MINIMUM NET TANGIBLE ASSETS: at all times Minimum Net Tangible Assets shall not be less than NZ$800,000,000;

         (e) TOTAL TANGIBLE ASSETS: at all times Total Tangible Assets (disregarding any investments in Subsidiaries and inter-company loans) of the Obligors shall be not less than 95% of Total Tangible Assets of the Group.

10.4 TESTING OF FINANCIAL COVENANTS: The financial covenants in clause 10.3 will be tested against the consolidated financial information of the Company as at the end of each financial quarter of the Company (each a "TEST DATE") (with covenants (a) and (b) tested on a rolling 12 month basis) with a first test date of 31 March 2003.

11.      DEFAULT

11.1 EVENTS OF DEFAULT: If any of the following occurs, whether or not within the control of any Obligor:

         (a) PAYMENT OF PRINCIPAL: default shall occur in the due and punctual payment of all or any part an Advance when and as the same shall become due and payable, whether at stated maturity, by acceleration, by mandatory prepayment, by notice of prepayment or otherwise; or

         (b) PAYMENT OF INTEREST: default shall occur in the due and punctual payment of any interest or fees or other amounts payable when and as such interest or fees or other amounts payable shall become due and payable, and such default shall have continued for a period of three Business Days; or

         (c)      BREACH OF COVENANTS:

                  (i) default shall occur in the performance or observance of any of the covenants in clause 10.3;

                  (ii) default shall occur in the performance or observance of any other of the covenants, conditions or agreements contained in this agreement or any of the Security and, if such default is capable of remedy, such default shall have continued for a period of 30 days after the earlier of the date on which the Company shall have actual knowledge of such default or notice shall have been given by the Facility Agent to the Company requiring that such default be cured; or

         (d)      CROSS DEFAULT:

                  (i) any principal amount of any Debt of any Obligor becomes due and payable prior to its stated maturity by reason of the occurrence of a default or event of default however described (provided, however, that in any such case such amount is at least NZ$5,000,000 or its equivalent in any other currency) or any principal amount of any such Debt is not paid when due, or as the case may be, within any applicable grace period (provided, however, that in any such case such amount is at least NZ$1,000,000 or its equivalent in any other currency); or any Obligor fails to pay when due any principal amount payable by it under any Guarantee of Debt (provided however, that in any such case such amount is at least NZ$1,000,000 or its equivalent in any other currency);

                  (ii) any amount of interest on any Debt of any Obligor is not paid when due or, as the case may be, within any applicable grace period and such default shall have continued for a period of 30 days thereafter; or any Obligor fails to pay when due any amount of interest payable by it under any Guarantee of Debt and such default shall have continued for a period of 30 days thereafter (provided, however, that in any such case the aggregate of all amounts specified in this clause
                           (ii) is at least NZ$1,000,000 (or its equivalent in any other currency); or

         (e) CESSATION OF BUSINESS OR DISSOLUTION: any Obligor ceases or threatens to cease to carry on all or substantially all of its business or operations, or an application or an order is made, or a resolution is passed or proposed, for the dissolution of the relevant Obligor except, in each case for the purpose of, and followed by, an amalgamation or solvent reconstruction on terms previously approved in writing by the Majority Lenders; or

         (f) RECEIVER, ETC: an encumbrancer takes possession, or a trustee, receiver, receiver and manager, administrator, inspector under any companies or securities legislation, or similar official, is appointed in respect of any Obligor or the whole or any part of its assets; or

         (g) STATUTORY MANAGEMENT: any step is taken to appoint, or with a view to appointing, a statutory manager (including the making of any recommendation in that regard by the Securities Commission) under the Corporations (Investigation and Management) Act 1989 in respect of any Obligor, or any Obligor or any associated person (as that term is defined in that Act) of any of them is declared at risk pursuant to the provisions of that Act; or

         (h) DISTRESS OR JUDGMENT: a distress, attachment or other execution for a sum exceeding NZ$10,000,000 (or its equivalent in other currencies) is levied or enforced upon, or commenced against, any assets of any Obligor and is not discharged or stayed within 30 days, or a judgment for a sum exceeding NZ$10,000,000 (or its equivalent in other currencies) is obtained against the relevant Obligor and is not satisfied, stayed or discharged within 30 days except, in each case, where the Facility Agent is satisfied that the relevant Obligor is contesting the same in good faith by appropriate proceedings; or

         (i) INSOLVENCY: any Obligor is declared or becomes bankrupt or insolvent, is unable to pay its debts when they fall due, or is presumed unable to pay its debts in accordance with section 287 of the Companies Act 1993, or enters into dealings with or for the benefit of any of its creditors with a view to avoiding, or in expectation of, insolvency, or makes a general assignment or an arrangement, compromise or composition with or for the benefit of any of its creditors, or stops or threatens to stop payments generally; or

         (j) INVALIDITY OF TRANSACTION DOCUMENTS: any provision of any Transaction Document:

                  (i) ceases to have effect in whole or in part, other than by performance or as permitted by its terms; or

                  (ii) becomes wholly or partly void, voidable, illegal, invalid or unenforceable (other than by reason only of a party waiving any of its rights), or the performance of any such provision becomes illegal, or any Obligor or any person on its behalf, makes any allegation or claim to that effect; or

         (k) REPRESENTATIONS AND WARRANTIES: any representation or warranty made by or on behalf of an Obligor herein or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant hereto, as the case may be, or in connection herewith, as the case may be, shall prove to have been false or incorrect or breached in any material respect on the date as of which made; or

         (l) GOVERNMENT ACTIONS: any Government Agency shall declare a moratorium on the payment of any class of indebtedness, or any Government Agency shall take any action to condemn, seize, nationalize, assume the management of or appropriate any material portion of the property, assets or revenues of any Obligor (either with or without payment or compensation) or take any other similar action and, in any such case such action, in the reasonable opinion of the Majority Lenders, materially adversely affects the ability of the Obligors to perform their obligations under the Transaction Documents; or

         (m) CHANGE OF CONTROL: if any person or group of persons acting together shall acquire control of the Company unless the Majority Lenders consent in writing to that acquisition; or

         (n) QUALIFIED AUDIT: any qualification of the audited consolidated financial statements of the Company by the Company's independent auditors which the Majority Lenders, acting reasonably, consider is material; or

         (o) WITHDRAWAL OF LICENCES: any consent, licence or authorisation of any Government Agency or any other person which is required to make the Transaction Documents valid, binding and enforceable or is required in order to enable any Obligor or any other party thereto to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect; or

         (p) RESOLUTION FOR MERGER: if any Obligor shall effect or pass an effective resolution authorising its consolidation, merger or amalgamation with any person other than as permitted by clause 10.2(g); or

         (q) LITIGATION: any litigation, tax claim or administrative or arbitration proceedings before or of any court, tribunal, arbitrator or Government Agency, or any dispute with any Government Agency is adversely determined (with no further rights of appeal or which was not appealed within the prescribed timeframe) which has, or will have, a Material Adverse Effect, then at any time thereafter, without prejudice to any other remedies which the Lenders may have, the Facility Agent may (and shall if so directed by the Majority Lenders) by notice to the Borrowers cancel the Facilities whereupon the Facility Amounts shall be reduced to zero and the Borrowers shall prepay each outstanding Advance immediately (or within any period specified by the Facility Agent).

11.2 EVENT OF REVIEW: If at any time after the first drawing of a Facility, any event or series of events (other than any event or series of events which constitutes an Event of Default, or a variation or termination of the CNIFP Management Agreement or any wood supply contract which any Obligor and CNIFP are party to as at the date of this agreement), whether related or not, occurs or any circumstance arises or exists, which has or would be likely to have, a Material Adverse Effect, the Majority Lenders may, by notice in writing to the Borrowers, require that the parties enter into negotiations in good faith with a view to agreeing terms on which the Lenders are willing to continue making the Facilities available to the Borrowers. If after 30 days from the date of the notice the parties have not agreed upon such terms, the Majority Lenders may, at any time by not less than 60 days' notice to the Borrowers, cancel the Facilities whereupon the Facility Amounts under the Facilities shall be reduced to zero and the Borrowers shall prepay each outstanding Advance immediately (or within any period specified by the Facility Agent).

11.3 REPATRIATION: If any sum due under any Transaction Document is not paid when due and the amount concerned is at that time denominated in a currency other than NZ Dollars, the relevant Lender may by notice to the Borrowers require the sum to be converted into NZ Dollars. The relevant Lender may immediately or at any time thereafter liquidate or redeploy any deposits or funds fixed or acquired in such other currency in order to fund the sum concerned in NZ Dollars. If a Lender gives such a notice, the sum concerned shall be immediately due and payable in NZ Dollars in an amount certified by that Lender to be the NZ Dollar Equivalent of that sum, together with any penalties, losses, costs or expenses incurred in the liquidation or redeployment of any deposits or funds previously fixed (converted into NZ Dollars in the same manner).

12.      CHANGES IN CIRCUMSTANCES

12.1 INCREASED COSTS: If by reason of the introduction of, or any change in, any law, or any change in the interpretation or application thereof by any Government Agency, after the date of this agreement, or by reason of compliance by any Lender with any directive (other than a directive which is applicable to that Lender at the date of this agreement):

         (a) the cost to any Lender of making available, maintaining or funding, the Facilities or any part of any Facility, or of otherwise giving effect to this agreement, is increased; or

         (b) any amount received or receivable by any Lender, or the effective return to any Lender, under or in connection with any Transaction Document is reduced; or

         (c) any Lender makes any payment or foregoes any interest, fees or other return on or calculated by reference to any sum received or receivable by it under or in connection with any Transaction Document; or

         (d) any Lender is unable to obtain the rate of return on capital in respect of this agreement which might reasonably have been expected at the date hereof but for its entering into and/or performing its obligations under this agreement, then and in any such case:

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                                                                              33

         (e) the relevant Lender shall promptly notify the Borrowers of the occurrence of the relevant event;

         (f) the Borrowers shall from time to time pay to the relevant Lender on demand the amount which that Lender specifies to be necessary to compensate it for that increased cost, reduction, payment, foregone interest, fees or other return or reduced rate of return on capital; and

         (g) the Borrowers shall be entitled at any time after the receipt of any such demand, so long as the circumstances giving rise to that increased cost, reduction, payment, foregone interest, fees or other return or reduced rate of return on capital continue, on giving not less than 15 Business Days' notice to the Facility Agent and the relevant Lender (which notice shall be irrevocable), to elect that the relevant Lender's participation in the Facilities be cancelled whereupon the Facility Amounts under the Facilities shall be reduced by the amount of that Lender's respective Commitments and the Borrowers shall prepay the relevant Lender's participation in each outstanding Advance immediately (or within any period specified by the relevant Lender).

12.2     ILLEGALITY AND MARKET CHANGE: If by reason of:

         (a) the introduction of or any change in any law or any change in the interpretation or application thereof by any Government Agency; or

         (b)      compliance by any Lender with any directive; or

         (c) (in relation to any Advance denominated in NZ Dollars) any other circumstances affecting the New Zealand domestic funding market or the availability of finance to lending institutions in New Zealand; or

         (d) (in relation to any Advance denominated in US Dollars) any other circumstances affecting the London Interbank Market or the ability of lending institutions in New Zealand to borrow money in the London Interbank Market in US Dollars, it becomes impracticable, impossible or illegal for any Lender, to make available or maintain or fund any Facility or any part of any Facility, or otherwise to give effect to this agreement:

         (e) the relevant Lender may, by notice to the Borrowers, cancel each affected Facility;

         (f) if it becomes unlawful for the relevant Lender to maintain its participation in any Advance to maturity the relevant Borrower shall prepay that participation in that Advance immediately or, if permitted by the law, directive or circumstances, on the last day of the current Interest Period for that Advance (or otherwise within any period specified by the relevant Lender).

13.      PAYMENTS

13.1 CURRENCY OF ACCOUNT: The NZ Dollar is the currency of account and payment for each amount at any time payable by the Borrowers under this agreement, provided that the repayment of each Advance denominated in US Dollars and the payment of interest thereon shall be made in US Dollars.

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                                                                              34

13.2 PAYMENTS BY LENDERS: All payments to be made by a Lender to a Borrower under this agreement shall be made in the relevant currency for value in the place of payment on the due date to the account of the Facility Agent previously notified by the Facility Agent to each Lender, provided that where a Lender is due to receive any funds from a Borrower under this agreement on the same day and in the same currency as that on and in which it is to make a payment to that Borrower, it may (having given notice to the Facility Agent and the relevant Borrower no later than the second Business Day before the date of payment) apply the payment to be made by it in or towards satisfaction of the payment to be made to it.

13.3 DISTRIBUTION TO BORROWERS: The Facility Agent shall pay to the relevant Borrower before the close of business in the place of payment on the due date any amount so paid to the Facility Agent by the Lenders. Such payment shall be made in the same currency as received by the Facility Agent to the account in the place of payment specified in the relevant Drawdown Request.

13.4 PAYMENTS BY BORROWERS: All payments to be made by the Borrowers under this agreement shall be made for value in the place of payment on the due date to the accounts of the Lenders (or, where specified, the Facility Agent) previously notified by the Lenders or the Facility Agent to the Borrowers.

13.5 DISTRIBUTION TO LENDERS: Each Agent shall pay to each Lender, promptly upon receipt, each Lender's proportionate share of any amount paid to the relevant Agent for the account of the Lenders. Such payment shall be made in the same currency as received by the relevant Agent to the account specified by the relevant Lender.

13.6 REFUNDING OF PAYMENTS: Where an amount is to be paid to an Agent for the account of another person, the relevant Agent shall not be obliged to pay that amount to that other person until it has been able to establish that it has actually received that amount. If the relevant Agent does pay that amount and it proves to be the case that it had not actually received the amount paid out, then the person to whom that amount was paid shall immediately on request refund it to the relevant Agent, together with an amount sufficient to indemnify the relevant Agent against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of paying out that amount before receiving it.

13.7 BUSINESS DAYS: If any amount becomes due for payment under this agreement on a day which is not a Business Day, it shall be paid on the next following Business Day and any interest shall be adjusted accordingly (unless customary market practice requires otherwise).

14.      TAXES

14.1 PAYMENTS TO BE FREE AND CLEAR: All amounts payable by each Borrower under this agreement shall be paid:

         (a)      free and clear of any restriction or condition;

         (b) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax; and

         (c) without any deduction or withholding on account of any other amount, whether by way of set-off, counterclaim or otherwise.

14.2     GROSS-UP: If:

         (a) any Borrower is required by law to make any deduction or withholding from any amount paid or payable by it under this agreement; or

         (b) any Lender is required by law to make any payment on account of tax (other than tax on overall net income of the relevant Lender) or otherwise on or in relation to any amount received or receivable by it under this agreement, then:

         (c) the relevant Borrower shall ensure that any such deduction or withholding does not exceed the legal minimum and shall pay the amount required to be deducted, withheld or paid to the relevant authority before the date on which penalties attach thereto;

         (d) unless the requirement is a result of a Lender breaching its undertaking contained in clause 14.4(a)(ii), the amount payable by the relevant Borrower in respect of which that deduction, withholding or payment is required to be made shall be increased to the extent necessary to ensure that, after that deduction, withholding or payment is made, the relevant Lender receives and retains (free from any liability in respect of any such deduction, withholding or payment) a net amount equal to the amount which it would have received and so retained had no such deduction, withholding or payment been made;

         (e) the relevant Borrower shall promptly deliver to the relevant Lender the receipt issued by the applicable authority evidencing that such deduction or withholding has been made; and

         (f) the Borrowers may at any time subsequently, so long as a requirement to pay any additional amount under this clause
                  14.2 continues and subject to the relevant Lender having received not less than 15 Business Days' notice of the Borrowers' intention to do so (which notice shall be irrevocable), elect that Lender's participation in the Facilities be cancelled whereupon the Facility Amounts under the Facilities shall be reduced by the amount of that Lender's respective Commitments and the Borrowers shall prepay that Lender's participation in each outstanding Advance, such prepayment to be effected immediately (or within any period specified by the relevant Lender).

14.3 TAX CREDIT: Any tax credit or refund received by any Lender in relation to an additional amount paid by a Borrower to that Lender under clause
         14.2 of this agreement shall, immediately on receipt thereof, be refunded to the relevant Borrower unless the relevant Lender determines that it would be prejudiced as a result of such payment. Nothing in this clause, however, shall interfere with any Lender's right to arrange its taxation affairs in whatever manner it deems fit and, in particular, no Lender shall, whether by virtue of this clause or otherwise, be under any obligation to claim relief from its corporation, profits or similar tax liability in respect of any deduction, withholding or payment referable to this agreement, in priority to any other reliefs, claims, credits or deductions available to it. The certificate of the relevant Lender as to any such tax credit or refund shall be conclusive and binding on the Borrowers.

14.4     RESIDENT WITHHOLDING TAX:

         (a) Each Lender which is resident, or has a fixed establishment, in New Zealand:

                  (i) represents and warrants to the Borrowers that it holds a valid certificate of exemption ("CERTIFICATE OF EXEMPTION") issued pursuant to section NF 9 of the Income Tax Act 1994 ("ACT");

                  (ii) undertakes to maintain a certificate of exemption during the continuance of the Facilities provided it is lawfully able to do so.

         (b) If, at any time, any such Lender ceases to be entitled lawfully to hold a certificate of exemption and, as a result, a Borrower is required to make an additional payment under clause 14.2, the Borrowers and the relevant Lender shall negotiate in good faith for a period not exceeding 30 days with a view to agreeing upon an arrangement which will ensure, so far as possible, that the Borrowers are not disadvantaged and that the Lender is not advantaged by reason of the loss of the certificate of exemption. If no such arrangement is agreed within the 30 day period, clause 14.2 will continue to apply.

14.5     APPROVED ISSUER STATUS: Each Borrower shall:

         (a) maintain its status as an "approved issuer" as defined in section OB 1 of the Income Tax Act 1994 and ensure the Facilities are registered with the Commissioner of Inland Revenue under section 86H of the Stamp and Cheque Duties Act 1971; and

         (b) make all payments of Approved Issuer Levy in respect of all interest paid to the Lenders under this agreement in accordance with section 86K of that Act.

15.      DEFAULT INTEREST

15.1 DEFAULT INTEREST PAYABLE: If any Borrower fails to pay any amount payable under this agreement when due (an "OVERDUE AMOUNT"), that Borrower shall pay interest ("DEFAULT INTEREST") on that overdue amount from its due date until it is paid in full (both before and after any judgment).

15.2 RATE OF DEFAULT INTEREST: Default interest shall be calculated and payable by reference to successive periods, each of which (other than the first, which shall begin on and include the due date) shall begin on the last day of the previous period. Each such period shall be of a duration selected by the Facility Agent or the relevant Lender from time to time and the rate of default interest applicable to a particular period shall be the rate per annum determined by the Facility Agent or the relevant Lender to be equal to the aggregate of 2% per annum, the greatest Margin applicable at that time and the cost to the Facility Agent or that Lender of funding the overdue amount.

15.3 PAYMENT OF DEFAULT INTEREST: Default interest shall be payable on the last day of each period in respect of which it is calculated and on the date of payment of each overdue amount. Any default interest which is not paid when due shall be added to the overdue amount in respect of which it is payable and shall itself bear interest in accordance with this section 15.

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                                                                              37

16.      SET-OFF AND DEPOSITS

16.1 Without prejudice, and in addition, to any right of set-off, combination of accounts, lien or other right to which an Agent or any Lender is at any time entitled (whether by law, contract or otherwise), each Agent (on behalf of itself and each Lender) and each Lender may at any time after the occurrence of an Event of Default, without prior notice or demand, apply any amount owed or to become owing to any Borrower in or towards satisfaction of any amount payable by any Borrower under any Transaction Document and, for such purpose, is authorised to accelerate the date for payment of any amount owing by the relevant Agent or the relevant Lender to any Borrower, notwithstanding the terms upon which such amount is so owing. The relevant Agent or the relevant Lender may exercise such rights notwithstanding that such liabilities may not be expressed in the same currency, and the relevant Agent or the relevant Lender is authorised to effect any necessary conversion at the market rate of exchange then prevailing.

16.2 DEPOSITS WITH FACILITY AGENT: Any amounts which, under this agreement, are to be deposited at any time by a Borrower with the Facility Agent shall, unless otherwise provided, be held by the Facility Agent so that:

         (a) the deposit and all rights of the relevant Borrower relating to it shall be incapable of assignment by that Borrower, or of being the subject of any security created by that Borrower except pursuant to the Security; and

         (b) the relevant Borrower shall have no entitlement to withdraw any moneys from the deposit until all obligations of that Borrower to the Lenders (present or future, direct or contingent) have been satisfied and discharged, except:

                  (i) as expressly permitted by the terms of this agreement; or

                  (ii) as permitted by the Facility Agent for the purpose of meeting the obligations of that Borrower under this agreement; or

                  (iii)    with the prior consent of the Facility Agent.

16.3 INTEREST: Each amount deposited with the Facility Agent as referred to in clause 16.2 shall (unless otherwise agreed or provided) bear interest calculated by reference to successive deposit periods of the duration agreed between the Facility Agent and the Borrowers (or, in the absence of agreement, nominated by the Facility Agent). The rate of interest applicable to a deposit period shall be as agreed by the Facility Agent and the Borrowers (or, in the absence of agreement, the rate certified by the Facility Agent as applicable to deposits of comparable size and maturity placed with it by customers of comparable standing). Provided that no Event of Default or Event of Review has occurred (in which case interest shall be added to the deposit) any such interest shall be paid to the relevant Borrower or as it may direct (subject to clause 16.1).

16.4 BROKEN DEPOSIT: If the Facility Agent applies any moneys deposited with it otherwise than on the last day of an applicable deposit period, it may deduct (for its own account) such amount as in its opinion will compensate it for breaking that deposit.

17.      SHARING

17.1     PRO RATA UTILISATION OF COMMITMENTS:

         (a) If, on the date of any distribution under the Security, the proportion that the amount of a Lender's participation in all outstanding Advances bears to the aggregate amount of all outstanding Advances is less than that Lender's Pro

                  Rata Share then, prior to any such distribution being made, that Lender must pay to the Facility Agent such amount (which the parties acknowledge will be an Advance) as will result in the amount of that Lender's participation in all outstanding Advances being equal to that Lender's Pro Rata Share.

         (b) Any amount paid to the Facility Agent under clause 17.1(a) shall be immediately distributed by the Facility Agent to the Lenders rateably in accordance with their Pro Rata Shares and shall be applied by each Lender in reduction of the amount of all outstanding Advances owing to that Lender.

17.2 PROPORTIONATE SHARING: Whenever any Lender receives or recovers (whether by way of set-off, banker's lien or otherwise) all or part of any amount due from any Borrower under any Transaction Document otherwise than by way of a distribution by the Facility Agent under this agreement or by the Security Agent under the Security, then:

         (a) that Lender shall promptly pay the amount received or recovered to the Facility Agent; and

         (b) that amount shall be deemed to have been a payment to the Facility Agent for the account of all the Lenders and not a payment to that Lender for its own account, and to that extent the liability of the relevant Borrower to that Lender shall not be reduced by that amount, other than to the extent of any distribution received by that Lender under this agreement.

17.3 REPAYMENT: If all or part of the amount received or recovered by the relevant Lender is subsequently rescinded or shall otherwise be restored to any Borrower, the Lenders shall repay to the Facility Agent for the account of the relevant Lender the amount necessary to ensure that all the Lenders share rateably (in accordance with their Commitments) in the amount received or recovery retained by the relevant Lender and clause 17.2(b) shall apply only to the retained amount.

17.4 REFUSAL TO JOIN IN ACTION: If any Lender fails or refuses to join in any action with the other Lenders against the Borrowers, or does not pay its share of the costs of any such action, in each case having been given a reasonable opportunity and being legally entitled to do so, its failure shall be taken into account when determining its rateable sharing and that Lender shall not be entitled to share in any amount recovered as a result of any such action.

17.5     SECURITY SHARING: Notwithstanding:

         (a) the respective dates of execution of any Transaction Document or the order of registration of any Security; or

         (b) the respective dates of advance of any moneys under any Transaction Document; or

         (c) the respective dates upon which any moneys may be or become owing under any Transaction Document; or

         (d)      the repayment of any of the moneys secured by any Security; or

         (e)      anything contained in any Transaction Document; or

         (f) any rule of law or equity or any other matter or thing whatever, the Security shall be held by the Security Agent for the benefit of the Agents and the Lenders without any preference or priority amongst themselves as continuing security for the payment by the Borrowers of all moneys owing under the Transaction Documents (including interest thereon and all other moneys payable to the Agents or the Lenders or any of them in relation thereto).

18.      RELATIONSHIP OF LENDERS TO AGENTS

18.1     AUTHORITY:

         (a) Each Lender irrevocably appoints and authorises the Facility Agent to act as its administrative agent and the Security Agent to act as its security representative under the Transaction Documents with the powers expressly given to each of them under the Transaction Documents together with any other powers which are reasonably incidental to those powers.

         (b) Without limiting the generality of clause 18.1(a) each of the Agents shall, subject to the Transaction Documents, act as agent for the Lenders in:

                  (i) receiving payments from and making payments to the Borrowers;

                  (ii) making demand or claim for any moneys payable under any Transaction Document;

                  (iii) enforcing or attempting to enforce the Security or any part of it;

                  (iv) exercising the rights, powers and remedies of the Lenders against the Obligors under the Transaction Documents; and

                  (v) issuing and receiving notices under the Transaction Documents on behalf of the Lenders.

         (c)      Any action taken by an Agent in accordance with this clause
                  18.1 shall bind all the Lenders.

         (d) The Agents shall have no duties or responsibilities except those expressly set out in the Transaction Documents.

18.2     INSTRUCTIONS; EXTENT OF DISCRETION:

         (a) In the exercise of any of its rights, powers and discretions under the Transaction Documents, each of the Agents shall act in accordance with the instructions (if any) of the Majority Lenders or (where specified) of all the Lenders. The Agents shall not be obliged to seek instructions except where expressly required by any Transaction Document.

         (b) In the absence of any such instructions, each of the Agents may act as it thinks fit in the best interests of the Lenders as a whole or may, notwithstanding clause 18.1(b), refrain from acting until receipt of instructions.

         (c) Except where this agreement otherwise expressly provides, neither of the Agents shall be obliged to consult with the Lenders before giving any consent, approval or agreement or making any determination under the Transaction Documents unless it is practicable to do so and shall not, in the opinion of the relevant Agent, prejudice the interests of the Lenders as a whole.

         (d) Each of the Agents may refrain from doing anything which would or might in its opinion be contrary to any law or official directive, or render it liable to any person.

         (e) Notwithstanding any other provision in this clause 18.2, neither of the Agents shall be obliged to take any action under any Transaction Document until it is first secured to its satisfaction in accordance with clause 18.11(c).

18.3     NO OBLIGATION TO INVESTIGATE:

         (a) No Borrower shall be concerned to enquire as to whether any instructions have been given to an Agent as required by this agreement or as to the terms of any such instructions.

         (b) As between the Borrowers on the one hand and each of the Agents and the Lenders on the other hand, all actions taken by an Agent under the Transaction Documents shall be deemed to be authorised.

18.4 AGENT NOT A TRUSTEE: Neither of the Agents shall be deemed to be the trustee for the benefit of any Lender (except, in the case of the Security Agent, to the minimum extent, if any, required by law to ensure that the Security secures the Lenders) or the Borrowers or to have any fiduciary duty other than as expressly provided in any Transaction Document. Neither of the Agents shall in any respect be the agent of any Borrower by virtue of any Transaction Document.

18.5 EXONERATION: Neither of the Agents nor any of its directors, officers, employees, agents, attorneys, subsidiaries or successors shall be responsible to any Lender or any Borrower for:

         (a) any statement, representation or warranty provided to it in any Transaction Document, or in any document or agreement referred to or provided for in or received under any Transaction Document; or

         (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document or any other such document or agreement; or

         (c) any failure by any Borrower or any Lender to perform its obligations; or

         (d) any action taken or omitted to be taken by it under any Transaction Document except in the case of its own wilful misconduct, gross negligence or fraud; or

         (e) any action taken or omitted to be taken by it under any Transaction Document acting on instructions from all the Lenders or the Majority Lenders.

18.6 DELEGATION: Each of the Agents may delegate to any person any of the rights, powers and discretions vested in it by the Transaction Documents which cannot conveniently be exercised by it or through its employees, and may appoint attorneys, upon such terms and conditions as it thinks fit.

18.7     RELIANCE ON DOCUMENTS AND EXPERTS: Each of the Agents may rely on:

         (a) any communication or document (including any facsimile transmission, telegram or telex) reasonably believed by it to be genuine and correct; and

         (b) advice and statements of lawyers, accountants and other experts selected by it.

18.8 NOTICE OF TRANSFER: Each of the Agents may treat each Lender as the holder of the benefit of that Lender's rights under the Transaction Documents unless and until the relevant Agent has received a transfer certificate substantially in the form of schedule 7 or a notice of assignment of that Lender's rights in a form satisfactory to the relevant Agent.

18.9     KNOWLEDGE OF DEFAULT:

         (a) Neither of the Agents shall be required to keep itself informed as to the observance or performance by the Borrowers of any of their obligations under any Transaction Document or any other document or agreement, or to inspect the assets or records of any Borrower or any of that Borrower's Subsidiaries, or to investigate whether or not any Event of Default or an Event of Review has occurred or might occur.

         (b) Each of the Agents may assume that the Borrowers are observing and performing their obligations, and shall be deemed not to have knowledge of the occurrence of any Event of Default or an Event of Review or similar event (whatever called) under any Transaction Document unless they have received notice from a Lender or a Borrower stating that an Event of Default or an Event of Review or similar event has occurred and describing it, or the officers of the relevant Agent having responsibility at that time for the administration of the Facilities actually become aware that an Event of Default or an Event of Review or similar event has occurred (in which event the relevant Agent shall, subject to clause 18.13(c), promptly notify the Lenders).

18.10    AGENT AS LENDER AND BANKER:

         (a) Each of the Agents, if a Lender, shall have the same rights and powers under the Transaction Documents as the other Lenders and may exercise those rights and powers as if it were not acting as an Agent.

         (b) Each of the Agents may (without having to account to any Lender) engage in any kind of business with any Borrower and its Subsidiaries as if it were not an Agent and may accept fees or other consideration for services without having to account to the Lenders.

18.11    INDEMNITY TO EACH OF THE AGENTS:

         (a) The Lenders indemnify each of the Agents (to the extent not reimbursed by the Borrowers) rateably in accordance with their respective Commitments against all costs, losses, expenses and liabilities of any kind which may be sustained or incurred by or asserted against the relevant Agent in its capacity as such relating to or arising out of the Transaction Documents other than the normal costs incurred by the Agent in the ordinary course of administration of the Facilities. Each Lender shall, upon demand, pay to the relevant Agent its proportionate share of all amounts payable under this indemnity.

         (b) No Lender shall be liable under this clause 18.11 for any of the foregoing to the extent that they arise from the relevant Agent's wilful misconduct, gross negligence or fraud.

         (c) If the Majority Lenders request an Agent to take any enforcement action the Lenders shall be obliged to pay to the relevant Agent, within three Business Days of request, each amount reasonably estimated by the relevant Agent and its legal advisers as necessary to meet the expenses of legal proceedings or otherwise in connection with such enforcement. Each Lender shall be obliged to pay its respective proportion of those amounts. If the estimated amount exceeds the amount actually required, the relevant Agent shall repay each Lender's proportion of the excess.

18.12 INDEPENDENT INVESTIGATION: Each Lender agrees that it has made and shall continue to make, independently and without reliance on either of the Agents or any other Lender and based on such documents and agreements and information as it considers appropriate:

         (a) its own investigation into the financial condition and affairs of each Borrower and its Subsidiaries; and

         (b) its own analyses and decisions as to whether or not to take action under any Transaction Document.

18.13    INFORMATION:

         (a) Each of the Agents shall provide to the Lenders as soon as practicable copies of all notices, reports and other documents provided to it under the Transaction Documents and copies of all documents comprising the conditions precedent to this agreement.

         (b) Neither of the Agents shall have any duty or responsibility (but is authorised by each Borrower) to provide any Lender with any information concerning the affairs, financial condition or business of that Borrower or its Subsidiaries which may otherwise come into the possession of the relevant Agent.

         (c) Nothing in any Transaction Document shall oblige an Agent to disclose any information relating to any Borrower if that disclosure would or might in the opinion of the relevant Agent on the basis of the advice of its legal advisers constitute a breach of any law or duty of secrecy or confidence.

18.14    REPLACEMENT OF AN AGENT:

         (a) Subject to the appointment and acceptance of a successor Agent as provided in this clause 18.14:

                  (i) each Agent may resign at any time by giving not less than 30 days' notice to the Lenders, the other Agent and the Borrowers; or

                  (ii) the Majority Lenders may, by giving not less than 30 days' notice to the Borrowers and the Agents, remove an Agent from office.

         (b) Upon any notice of resignation or removal being given the Majority Lenders shall have the right to appoint a successor Agent approved by the Borrowers provided that:

                  (i) the Borrowers may not unreasonably withhold their consent; and

                  (ii) no consent shall be required where the proposed successor Agent is a Lender or an associated company of a Lender.

         (c) If no successor Agent has been appointed by the Lenders or has accepted an appointment within 30 days after any such notice, the retiring Agent may on behalf of the Lenders appoint a successor Agent.

         (d) Upon the acceptance of any appointment under this clause 18.14 by a successor Agent, the successor Agent shall succeed to and become vested with all the rights, powers and obligations of the retiring Agent under the Transaction Documents including, in the case of the Security Agent, as security representative) and as from that time the retiring Agent shall be discharged from its rights, powers and obligations.

         (e) After any retiring Agent's resignation or removal, the provisions of this clause 18.4 shall continue in effect in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

18.15 AMENDMENT TO TRANSACTION DOCUMENTS: Each Lender authorises the Security Agent, in respect of any Security, and the Facility Agent, in respect of any other Transaction Document, to agree with the other parties to the relevant Security or Transaction Document to any amendment to that Security or, as the case may be, Transaction Document if:

         (a) that Lender has notified the Agents in writing of its agreement to the amendment; or

         (b) the amendment will not increase the Commitments or other obligations of the Lenders, vary the Security, change the times or amounts of payment of any moneys payable under any Transaction Document, or amend this clause 18.15 or any provision under which the agreement or instructions of all Lenders or the Majority Lenders are required and:

                  (i) the relevant Agent is satisfied that the amendment is made to correct a manifest error or is of a minor, formal or technical nature only; or

                  (ii) the Majority Lenders have, at the request of the relevant Agent, notified the relevant Agent of their agreement to the amendment.

         Each Lender shall be bound by any such amendment so agreed to by the relevant Agent as if it were party to the relevant amendment agreement.

18.16 WAIVERS: With the exception of any agreement requiring (or incorporating a requirement for) either the consent of, or the Facility Agent to act on the instructions of, all Lenders, which may only be waived by the Facility Agent acting on instructions of all Lenders, any other provision of this agreement may be waived by the Facility Agent acting on the instructions of the Majority Lenders.

19.      INDEMNITIES

19.1 MISCELLANEOUS INDEMNITIES: Each Borrower indemnifies each Agent and each Lender against any costs, losses, expenses or liabilities sustained or incurred by the relevant Agent or the relevant Lender as a result of:

         (a) all or any part of any Advance not being made for any reason, including by reason of non-fulfilment of any of the conditions precedent in clause 4 or any other condition precedent to an Advance but excluding by reason of the default of the Facility Agent or a Lender; or

         (b) any amount payable by that Borrower under this agreement not being paid when due (but, so far as appropriate, credit will be given for any interest received by the Facility Agent or the relevant Lender under clause 15); or

         (c) the occurrence or continuance of any other Event of Default or an Event of Review; or

         (d) the receipt or recovery by an Agent or any Lender of all or any part of any amount payable under this agreement (by prepayment or acceleration or otherwise) otherwise than on the due date relating to such amount (but, so far as appropriate, credit will be given for any amount paid under clause 7.4(a)(ii)); or

         (e) any environmental liability, or non-compliance by that Borrower or any of its Subsidiaries or any other Obligor with any requirement or obligation of any nature in respect of any activity or undertaking carried out or performed on or from any land owned or occupied by any of those persons, including but not limited to any costs, losses (including loss of margin), expenses or liabilities on account of funds borrowed, contracted for or utilised to fund any amount payable hereunder and any foreign exchange transactions entered into in anticipation of an Advance being made.

19.2     CURRENCY INDEMNITY:

         (a) If any Outstanding Money is received by an Agent or by any Lender in a currency ("FIRST CURRENCY") other than the currency ("SECOND CURRENCY") in which it is payable (whether as a result of obtaining or enforcing an order or judgment, Liquidation of any person or otherwise), the amount received shall only satisfy the relevant Borrower's obligation to pay the Outstanding Money to the extent of the amount of the second currency which the relevant Agent or that Lender is able, in accordance with its usual practice, to purchase with the amount received in the first currency on the date of that receipt (or, if it is not practicable to make that purchase on that date, on the first day upon which it is practicable to do
                  so).

         (b)      Each Borrower indemnifies each Agent and the Lenders against:

                  (i) any loss sustained by the relevant Agent or by the relevant Lender as a result of the amount purchased by it in the second currency pursuant to clause 19.2(a) being less than the amount due; and

                  (ii) all costs and expenses incurred by the relevant Agent or the relevant Lender in purchasing the second currency.

19.3 PAYMENT: Each Borrower shall pay to the relevant Agent or the relevant Lender, upon demand, in the currency stipulated by the relevant Agent or that Lender, all amounts payable pursuant to the indemnities in clauses 19.1 and 19.2(b).

20.      ASSIGNMENT

20.1 AGREEMENT BINDING: This agreement is binding on, and is for the benefit of, the parties and their respective successors, permitted assigns and transferees.

20.2 BORROWERS MAY NOT ASSIGN: No Borrower may assign or transfer any of its rights or obligations under this agreement or any other Transaction Document.

20.3 LENDERS MAY ASSIGN AND TRANSFER: Each Lender may assign or transfer all or part of its rights or obligations, under the Transaction Documents or any of them to any one or more banks or financial institutions (each a "TRANSFEREE") subject to:

         (a) the prior written consent of the Company (which consent will not be unreasonably withheld and shall not be required if:

                  (i) the proposed Transferee is associated with or affiliated to the relevant Lender; or

                  (ii) an Event of Default or an Event of Review has occurred and remains unremedied); and

         (b) in the case of a transfer of obligations, the prior consent of the Facility Agent acting on the instructions of the Majority Lenders (for which purpose the Lender wishing to transfer, and relevant Commitment, shall be excluded in determining the Majority Lenders), which consents:

                  (i)      may not be unreasonably withheld;

                  (ii) shall not be required in relation to an assignment to an existing Lender;

                  (iii) shall not be required in relation to an assignment by a Lender to its wholly owned subsidiary or its parent; and

         (c) in the case of a transfer of obligations, the transfer being effected in the manner specified in clause 20.4;

         (d)      any necessary prior authorisation being obtained;

         (e) no assignment or transfer taking effect during the three Business Days prior to the commencement of any Interest Period applicable to the relevant Commitment; and

         (f)      the provisions of clause 20.7.

20.4     TRANSFER CERTIFICATE:

         (a) If a Lender wishes to transfer all or part of its obligations under the Transaction Documents, it and the transferee shall execute and deliver to the Facility Agent 4 counterparts of a transfer certificate substantially in the form set out in schedule 7 and shall pay to the Facility Agent the registration fee referred to therein.

         (b) On receipt of a transfer certificate the Facility Agent shall notify the Borrowers and the other Lenders and, subject to the prior receipt by it of any consent required under clause 20.3(a), the Facility Agent shall:

                  (i) countersign the counterparts of the transfer certificate on behalf of all other parties to this agreement;

                  (ii) enter the transfer in a register kept by it (which shall be conclusive) and notify the other parties to this agreement of the transfer and the amended relevant Commitments, if applicable; and

                  (iii) retain one counterpart and deliver the others to each Borrower, the transferring Lender and the transferee.

         (c)      On a transfer certificate being countersigned by the Facility
                  Agent:

                  (i) the transferring Lender shall be relieved of its obligations arising after the date of the transfer to the extent specified in the transfer certificate;

                  (ii) the Transferee shall be bound by the Transaction Documents as stated in the transfer certificate as if it were a party and named as a Lender; and

                  (iii) the transferring Lender's relevant Commitment shall be reduced or eliminated (as the case may be) and the Transferee shall assume a Commitment under the relevant Facility equal to the reduction or elimination.

         (d) Each other party to this agreement irrevocably authorises the Facility Agent to sign each transfer certificate on its behalf provided that the provisions of clauses 20.3 and 20.4 have been complied with.

20.5 TRANSFEREE TREATED AS LENDER: Any Transferee referred to in clause 20.3 shall be treated as a Lender for all purposes of the Transaction Documents, and will be bound thereby to the same extent as if it were an original party in respect of the rights and obligations assigned and transferred to it.

20.6 LENDING BRANCH: Any Lender may change its lending branch from time to time in relation to all or any part of a Facility Amount or a Facility on giving prior written notice to the Company.

20.7 DISCLOSURE: Any Lender may disclose to a potential Transferee or any other person with whom it wishes to enter into contractual relations in connection with the Transaction Documents all information held by it about the Borrowers and their Subsidiaries with the consent of the Company which consent may not be unreasonably withheld or delayed and shall not be required where the disclosure is in connection with any assignment or transfer where the Company's consent is not necessary under clause 20.3. Any such disclosure requiring consent may be subject to any confidentiality requirements reasonably requested by the Company.

20.8 SECURITISATION: In addition to their rights under clause 20.3, each Lender may, without the consent of the Borrower, assign, transfer, sub-participate or otherwise deal with all or any part of its rights and benefits under the Transaction Documents to a trustee, company, or other entity which in each case is established for the purpose of securitisation.

20.9 NO INCREASED COSTS: Notwithstanding anything to the contrary in any Transaction Document, if (other than at the request of any Borrower) any Lender (or any assignee or transferee from the Lender or any subsequent assignee or transferee) assigns or transfers any of its rights or obligations under the Transaction Documents or any of them the Borrowers shall not be under any greater monetary obligation under the Transaction Documents, as a direct consequence of that assignment or transfer, than they would have been but for that assignment or transfer.

21.      NOTICES

21.1 WRITING: Each notice or other communication to be given or made by a party under this agreement shall:

         (a) WRITING: be given or made in writing by facsimile or letter and be signed by the sender or an authorised officer of the sender;

         (b) ADDRESS: be given or made to that party at the address or facsimile number, and marked for the attention of the person (if any), from time to time designated by that party to the other for the purposes of this agreement;

         (c) DEEMED DELIVERY: not be effective until received by that party, and any such notice or communication shall be deemed to be received by that party:

                  (i) (if given or made by letter) when left at the address of that party or five Business Days after being put in the post (by airmail if to another country), postage prepaid, and addressed to that party at that address; or

                  (ii) (if given or made by facsimile) upon production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient, provided that any notice or communication received or deemed received after 5 pm on a working day in the place to which it is sent, or on a day which is not a Business Day in that place, will be deemed not to have been received until the next Business Day in that place.

21.2 INITIAL ADDRESS AND NUMBERS: The initial address, facsimile number and person (if any) so designated by each party, are set out under the name of that party at the end of this agreement.

22.      FEES

22.1 ARRANGEMENT FEES: The Company shall pay to the Lead Arranger the arrangement fees specified in the letter dated on or about the date of this agreement from the Lead Arranger to the Company.

22.2     COMMITMENT FEES:

         (a) The Borrowers shall pay to the Facility Agent for the account of the Lenders a non-refundable commitment fee on each
                  Facility:

                  (i) for the period prior to the date of the first compliance certificate delivered to the Lenders pursuant to clause 10.1(a)(iv), at the percentage rate per annum set out below applicable to the Facility on which the fee is payable:

         COMMITMENT FEE % PER ANNUM
-------------------------------------------
THREE YEAR FACILITY      FIVE YEAR FACILITY
-------------------------------------------
       0.60                     0.65
-------------------------------------------

                  (ii) thereafter, at the percentage rate per annum applicable to the relevant Facility set out below opposite the Gearing Ratio which was reported by the Company in the most recent compliance certificate delivered to the Lenders pursuant to clause 10.1(a)(iv) prior to the date on which the fee is due:

                                                                 COMMITMENT FEE % PER
                                                                         ANNUM
                                                             ----------------------------
                                                             THREE YEAR         FIVE YEAR
                      GEARING RATIO                           FACILITY          FACILITY
-----------------------------------------------------------------------------------------
Greater than 3.25 times                                         0.60              0.65
-----------------------------------------------------------------------------------------
Less than or equal to 3.25 times but greater than 2.50          0.50              0.55
times
-----------------------------------------------------------------------------------------
Less than or equal to 2.50 times but greater than 1.75          0.40              0.45
times
-----------------------------------------------------------------------------------------
Less than or equal to 1.75 times                                0.40              0.40
-----------------------------------------------------------------------------------------

         (b) The commitment fee shall, in relation to each Facility, be payable on the relevant Facility Amount from day to day during the period beginning on the date of this agreement and ending on the later of the Expiry Date of the relevant Facility and the day on which the last of the Outstanding Money under the relevant Facility is received by the Lenders.

         (c) The commitment fee shall, in relation to each Facility, be payable quarterly in advance commencing on the Commencement Date, and thereafter on each Test Date, and shall be divided amongst the Lenders in proportion to their Commitments under the relevant Facility.

22.3 ESTABLISHMENT FEE: The Borrowers shall pay to the Facility Agent for the account of the Lenders, a non-refundable establishment fee in the amount specified in the letter dated on or about the date of this agreement from the Lead Arranger to the Company.

22.4 AGENCY FEES: The Borrowers shall pay to each of the Agents for its own account the fees specified in the letters dated on or about the date of this agreement from each of the Agents to the Company.

23.      COSTS AND EXPENSES

23.1 COSTS AND EXPENSES: The Borrowers shall pay to the Facility Agent or, as the case may be, the Security Agent upon demand an amount equal to all costs, losses, expenses and other liabilities on a full indemnity basis (including legal expenses on a full indemnity basis and goods and services and similar taxes thereon) incurred or sustained by the Facility Agent, the Security Agent or the Lenders in connection with:

         (a) the negotiation, preparation, signing, delivery and administration of the Transaction Documents and the syndication of the Facilities;

         (b) the exercise, enforcement or preservation, or the attempted exercise, enforcement or preservation, of any right under any Transaction Document, or in suing for or recovering any sum due under any Transaction Document; and

         (c) the granting of any waiver or consent under, or the giving of any variation or release of any Transaction Document.

23.2 STAMP DUTY AND TAXES: The Borrowers shall pay all stamp, documentary, transaction, registration and other like duties and taxes (including fines, interest and penalties), if any, which may be payable or determined to be payable in connection with the signing, delivery, registration, performance, exercise of any right under, or enforcement or variation of, any Transaction Document, and shall indemnify each Agent and each

         Lender against all liabilities in relation to, or resulting from, any delay or omission to pay any such duties or taxes.

23.3 GST INCLUSIVE: If any supply by an Agent or by any Lender to any Borrower shall, at the time of supply, be subject to goods and services tax, that Borrower shall pay to the relevant Agent or the relevant Lender an amount equal to the applicable goods and services tax in addition to the consideration for that supply.

24.      EVIDENCE OF DEBT

24.1 LENDERS TO MAINTAIN ACCOUNTS: Each Lender shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and/or owing to each Agent and each Lender under this agreement.

24.2 ACCOUNTS PRIMA FACIE EVIDENCE: In any legal action or proceedings arising out of or in connection with any Transaction Document, the entries made in the accounts maintained pursuant to clause 24.1 shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers recorded therein.

24.3 CERTIFICATE OF AGENT/LENDER: A certificate of any officer of an Agent or of any Lender as to any amount or fact which might reasonably be expected to be within the knowledge of the relevant Agent or that Lender shall be prima facie evidence of such amount or fact.

24.4 DETERMINATION OF INTEREST RATES: The determination by the Facility Agent of the Specified Rate, from time to time for the purposes of this agreement shall, in the absence of manifest error, be conclusive and binding upon the Borrowers.

25.      MISCELLANEOUS

25.1 PARTIAL INVALIDITY: If at any time any provision of any Transaction Document is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, that illegality, invalidity or unenforceability shall not affect the enforceability of the provisions, or (as the case may be) the remaining provisions, of this agreement, nor shall the legality, validity or enforceability of any of those provisions under the law of any other jurisdiction be in any way affected or impaired thereby.

25.2 NO IMPLIED WAIVERS: Time shall be of the essence in respect of performance by each Borrower of its obligations under any Transaction Document but no failure on the part of an Agent or any Lender to exercise, and no delay on any of their parts in exercising, any right, power or remedy under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

25.3 REMEDIES CUMULATIVE: The rights, powers and remedies provided in this agreement are in addition to, and not exclusive of, any rights, powers or remedies provided by law.

25.4 OBLIGATIONS INDEPENDENT: Each of the obligations of the Borrowers under clauses 14.2, 19.1 and 19.2 and section 23 shall constitute a continuing obligation, separate and independent from their other obligations under any Transaction Document and shall survive payment of the Outstanding Money and release of the security.

25.5 ENFORCEMENT: It shall not be necessary for an Agent or for any Lender to incur any expense or make any payment before enforcing any of its rights in respect of any obligation of any Borrower referred to in clause 25.4.

25.6 PAYMENTS: The obligation of each Borrower to pay any money under this agreement shall only be discharged when the relevant Agent or the relevant Lender is satisfied that the relevant Borrower or any other person or persons making any payment of that money was solvent at the time of making that payment or after the elapse of the period during which any such payment may become or be deemed to be avoided or voidable.

25.7 CONSENTS: The Agents or the Lenders may, unless specifically provided otherwise in this agreement, give or withhold any approval or consent in its or their absolute discretion, and either conditionally or unconditionally.

26.      GOVERNING LAW

26.1 This agreement shall be governed by, and construed in accordance with, the laws of New Zealand, and the parties hereby submit to the jurisdiction of the courts of New Zealand.

27.      COUNTERPARTS

27.1 This agreement may be signed in any number of counterparts, all of which will together constitute one and the same instrument, and any of the parties may execute this agreement by signing any such counterpart.

SIGNATURES

BORROWER

FLETCHER CHALLENGE FORESTS
LIMITED by:

_____________________________________      _____________________________________
Signature of director                       Signature of director

_____________________________________      _____________________________________
Name of director                           Name of director

________________________________________________________________________________
ADDRESS FOR NOTICES

8 Rockridge Avenue
Penrose
Auckland
Facsimile No: 64 9 571 9970
Telephone No: 64 9 571 9724
Attention: Chief Financial Officer

FACILITY AGENT

SIGNED by BANK OF NEW ZEALAND by
its attorneys in the presence of:
                                           _____________________________________
                                           Signature of Attorney

_____________________________________      _____________________________________
Signature of witness                       Name of Attorney

_____________________________________      _____________________________________
Name of witness                            Signature of Attorney

_____________________________________      _____________________________________
Occupation                                 Name of Attorney

_____________________________________
City/town of residence

________________________________________________________________________________
ADDRESS FOR NOTICES
Level 13, BNZ Tower
125 Queen Street
Auckland
Facsimile No: 64 9 375 1285
Telephone No: 64 9 375 1230
Attention: Manager - Facility Management Unit - Corporate and Institutional Banking

SECURITY AGENT

SIGNED by BANK OF NEW ZEALAND by
its attorneys in the presence of:
                                           _____________________________________
                                           Signature of Attorney

_____________________________________      _____________________________________
Signature of witness                       Name of Attorney

_____________________________________      _____________________________________
Name of witness                            Signature of Attorney

_____________________________________      _____________________________________
Occupation                                 Name of Attorney

_____________________________________
City/town of residence

________________________________________________________________________________
ADDRESS FOR NOTICES

Level 13, BNZ Tower
125 Queen Street
Auckland
Facsimile No: 64 9 375 1285
Telephone No: 64 9 375 1230
Attention: Manager - Facility Management Unit - Corporate and Institutional Banking

LENDERS

SIGNED by BANK OF NEW ZEALAND by
its attorneys in the presence of:
                                           _____________________________________
                                           Signature Attorney

_____________________________________      _____________________________________
Signature of witness                       Name of Attorney

_____________________________________      _____________________________________
Name of witness                            Signature of Attorney

_____________________________________      _____________________________________
Occupation                                 Name of Attorney

_____________________________________
City/town of residence

________________________________________________________________________________
ADDRESS FOR NOTICES

Level 13, BNZ Tower
125 Queen Street
Auckland
Facsimile No: 64 9 375 1200
Telephone No: 64 9 375 1259
Attention: Doug Dallimore

SIGNED by ANZ BANKING GROUP (NEW
ZEALAND) LIMITED by its attorney in the
presence of:
                                           _____________________________________
                                           Signature of Attorney

_____________________________________      _____________________________________
Signature of witness                       Name of Attorney

_____________________________________
Name of witness

_____________________________________
Occupation

_____________________________________
City/town of residence

________________________________________________________________________________
ADDRESS FOR NOTICES
Level 28, ANZ Centre
23-29 Albert Street
Auckland
Facsimile No: 64 9 375 3043
Telephone No: 64 9 374 4920
Attention: Grant Campbell

SIGNED by COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.
acting through its RABOBANK, NEW
ZEALAND BRANCH by its attorneys in the
presence of:
                                           _____________________________________
                                           Signature of Attorney

_____________________________________      _____________________________________
Signature of witness                       Name of Attorney

_____________________________________      _____________________________________
Name of witness                            Signature of Attorney

_____________________________________      _____________________________________
Occupation                                 Name of Attorney

_____________________________________
City/town of residence

________________________________________________________________________________
ADDRESS FOR NOTICES
Rabobank Australia Limited
Level 6, 115 Pitt Street
Sydney, NSW 2000
Australia

Facsimile No: 61 2 9233 1191
Telephone No: 61 2 9234 4307
Attention: Rod Butler, Corporate Loans Administration

WITH A COPY TO:
Rabobank New Zealand Branch
Level 8, Tower 2,
55-65 Shortland Street
Auckland

Facsimile No: 64 9 375 3710
Telephone No: 64 9 375 3701
Attention: Murray Crisford, Senior Manager, Corporate

SIGNED by THE NATIONAL BANK OF
NEW ZEALAND LIMITED by its attorney in
the presence of:
                                           _____________________________________
                                           Signature of Attorney

_____________________________________      _____________________________________
Signature of witness                       Name of Attorney

_____________________________________
Name of witness

_____________________________________
Occupation

_____________________________________
City/town of residence

________________________________________________________________________________
ADDRESS FOR NOTICES
Level 5, 280 Queen Street
PO Box 788
Auckland
Facsimile No: 64 9 356 9086
Telephone No: 64 9 356 9084
Attention: Relationship Manager, Corporate and Commercial Banking

                                   SCHEDULE 1
                                     LENDERS

                                                                   COMMITMENTS
                                                                      (NZ$)
                                     ----------------------------------------------------------------------
            LENDER                   THREE YEAR FACILITY           FIVE YEAR FACILITY              TOTAL
-----------------------------------------------------------------------------------------------------------
BANK OF NEW ZEALAND                       50,000,000                   50,000,000               100,000,000
-----------------------------------------------------------------------------------------------------------
ANZ BANKING GROUP                         45,000,000                   45,000,000                90,000,000
(NEW ZEALAND) LIMITED
-----------------------------------------------------------------------------------------------------------
COOPERATIEVE CENTRALE                     32,500,000                   32,500,000                65,000,000
RAIFFEISEN-BOERENLEENBANK
B.A. (RABOBANK), NEW ZEALAND
BRANCH
-----------------------------------------------------------------------------------------------------------
THE NATIONAL BANK OF NEW                  22,500,000                   22,500,000                45,000,000
ZEALAND LIMITED
-----------------------------------------------------------------------------------------------------------
TOTAL                                    150,000,000                  150,000,000               300,000,000
-----------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                  (CLAUSE 4.1)

1.       TRANSACTION DOCUMENTS: duly executed copies of each Transaction
         Document;

2. DIRECTOR'S CERTIFICATE: a certificate by a director of each Obligor in the form set out in schedule 3 attaching the documents (if any) referred to in that certificate;

3. REGISTRATION OF SECURITIES: evidence that each Security that is registerable under the Personal Property Securities Act 1999 has been duly registered and that each other Security is in a form able to be registered at the relevant New Zealand or, if applicable, relevant overseas registries, in each case free from all prior Security Interests and third party rights and interests other than:

         (i)      Permitted Security Interests;

         (ii) other interests disclosed to, and agreed to in writing by, the Lenders;

4. STAMPING: if applicable, evidence that any Transaction Document on which stamp duty is payable has been lodged for stamping in all relevant jurisdictions with a cheque for the appropriate stamp duty, and all declarations and other documents required for the purposes of stamping any such Transaction Documents have been provided to the Security Agent;

5. CERTIFICATE OF SIGNATORIES: a certificate of a director or the secretary of each Obligor certifying the names and true signatures of its officers authorised to sign the Transaction Documents;

6. CERTIFICATE OF INSURANCE: a certificate of the Chief Executive Officer, certifying the maintenance of insurance with responsible insurance carriers or on a self-insurance basis in such amounts and covering such risks as have been recommended by the Chief Executive Officer as prudent for companies engaged in similar businesses and owning similar properties in the same general areas in which the Group operates;

7. NO MATERIAL ADVERSE EFFECT: a certificate of the Chief Executive Officer that from the date of the 30 June 2002 consolidated financial statements of the Group to the Commencement Date, there has been no change, condition, event or occurrence which has had or will be likely to have a Material Adverse Effect;

8. LITIGATION: a certificate from the Chief Executive Officer that, except as disclosed in writing to the Lenders, there are no material actions, suits or arbitration proceedings pending or threatened involving any Obligor nor any litigation or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, would, if adversely determined, have a Material Adverse Effect;

9. CANCELLATION NOTICE: a copy of a cancellation notice cancelling the whole of the facilities under the Existing Facilities Agreement with effect from the date of the proposed date of the first drawdown under the Facilities;

10. RELEASE OF EXISTING SECURITIES AND GUARANTEES: evidence that all Security Interests and Guarantees, if any, in support of the Group's indebtedness under the Existing Facilities Agreement have been discharged and released or, in either case, arrangements satisfactory to the Facility Agent (acting reasonably) have been made for the repayment, termination, discharge and release;

11. ENVIRONMENTAL: a certificate from the Chief Executive Officer confirming that there are no environmental and employee health and safety exposures to which the Group may be subject which have or will be likely to have a Material Adverse Effect;

12. FINANCIAL MODEL: the Financial Model, and an audit thereof by PricewaterhouseCoopers;

13. OBLIGORS' LEGAL OPINIONS: favourable legal opinions of the respective counsel to the Obligors in the jurisdictions in which the Obligors or any of their assets are located (other than Japan and Australia);

14. LENDERS' LEGAL OPINION: a favourable legal opinion of the counsel to the Lenders;

15. FEES AND EXPENSES: evidence that all fees, expenses and other amounts then due and payable under the Transaction Documents and the mandate letter dated 5 December 2002 from the Lead Arranger to the Company shall have been paid in full;

16. APPROVED ISSUER STATUS: evidence that each Borrower has registered as an approved issuer (as defined in section OB 1 of the Income Tax Act
         1994) and that the Facilities are registered under section 86 H of the Stamp and Cheque Duties Act 1971;

17. HEDGING: written confirmation from the Chief Financial Officer of the Company that the Borrowers are in compliance with the hedging policy of the Group as adopted by the Board of Directors of the Company and that as at the Commencement Date all of the Group's hedging is executed with the Lenders and secured by the Security;

18. AUTHORISATIONS: a certificate from the Chief Executive Officer that all material authorisations or waivers (including, if required, a waiver from the New Zealand Stock Exchange of Listing Rule 9.2 in respect of cross-directorships), consents, permits and licences (including all crown forestry licences) required by the Group in relation to the businesses of the Group have been obtained and are in full force and effect (other than as disclosed to, and agreed to in writing by, the Lenders);

19, INDEPENDENT REVIEW: an independent review of the valuation of the forest assets owned by the Group;

20. TAX LOSSES: confirmation from the Group's auditors that under the Financial Model Base Case there are sufficient tax losses available to the Group (excluding Tarawera for this purpose) so that under that Financial Model Base Case no New Zealand Tax will be payable in cash during the term of the Facility;

21. LOG PRICES: confirmation from a forestry consultant acceptable to the Lenders that the log prices assumed in the Financial Model are reasonable; and

22. MISCELLANEOUS: such other certificates and documentation as the Facility Agent may reasonably request.

                                   SCHEDULE 3
                         FORM OF DIRECTOR'S CERTIFICATE

TO:      {NAME AND ADDRESS OF FACILITY AGENT}

I, {  }, a director  of {  } ("COMPANY"), certify as follows:

1.       BOARD RESOLUTIONS

1.1 The board of directors of the Company ("BOARD") has passed all necessary resolutions to:

         (a) approve the transactions ("TRANSACTIONS") contemplated by the document{s} listed in the schedule ("DOCUMENT{S}"), and the Document{s} {themselves} {itself};

         (b) authorise signing of the Document{s} by or on behalf of the Company in the manner in which {they have} {it has} actually been signed{; and

         (c) authorise the persons specified in paragraph 10 to give any notices and other communications, and take any other action required, under or in connection with the Document{s} on behalf of the Company}.

1.2 The resolutions were duly passed {OPTION 1: #<in writing signed by [all of] the directors of the Company [entitled to receive notice of a meeting of the Board]. ># OPTION 2: #<The resolutions were duly passed at a meeting of the Board which was properly convened and in respect of which all quorum requirements were duly observed. >#}

1.3      The resolutions remain in full force and effect.

2.       DIRECTORS' SELF INTERESTED TRANSACTIONS

2.1 {OPTION 1: #<To the best of my knowledge and belief after making due enquiry [of each other director (as that term is defined in section 126 of the Companies Act 1993 ("ACT")) of the Company], none of the directors (as so defined) of the Company has an interest (as that term is defined in section 139 of the Act) in the Transactions. >#

2.2 OPTION 2: #<After making due enquiry, it has been determined that one or more of the Company's directors (as that term is defined in section 126 of the Companies Act 1993 ("ACT")) is, or may be, interested (as that term is defined in section 139 of the Act) in the Transactions and such interests have been entered in the interests register accordingly. The Transactions have been disclosed to all shareholders of the Company. >#}

2.3 All of the Company's entitled persons have agreed in writing (pursuant to section 107(3) of the Act) to the Company's entry into and performance of the Document{s} and the Transactions (so that nothing in sections 140 and 141 of the Act will apply to the Transactions.

2.4 In approving the Document{s} and the Transactions, the Board, after taking into account all relevant factors, is of the view that the Company is receiving or will receive fair value under them.

3.       CORPORATE BENEFIT

3.1 In approving the Document{s} and the Transactions, the Board, after taking into account all relevant factors, is of the view {OPTION 1:
         #<that the Company's entry into and performance of the Document[s] and the Transactions is in the best interests of the Company. ># OPTION 2:
         #<(pursuant to an express provision in the constitution of the Company) that the Company's entry into and performance of the Document[s] and the Transactions is in the best interests of the Company's holding company [and as the Company is not a wholly owned subsidiary of the Company's holding company the prior agreement to the Company's entry into and performance of the Document{s} and the Transactions has been obtained from all of the Company's shareholders, other than that holding company]. >#}

4.       SHAREHOLDER RESOLUTIONS

4.1 {IF THE FIRST OPTION FOR PARAGRAPH 4.1 IS INCLUDED, CLAUSE 4.3 MAY BE DELETED OPTION 1: #<It has been determined that the Transactions are a "Major Transaction" for the purposes of section 129 of the Act. Accordingly [all of] the shareholders of the Company have by special resolution:

         (a)      approved the Document[s] and the Transactions; and

         (b) confirmed, approved and ratified the resolutions of the Board referred to above.

         [It may be that this approval is not unanimous. If so, the following issues may arise:]

         (c)      [a potential corporate benefit issue;

         (d)      the potential for a minority buy-out.] >#

4.2 OPTION 2: #<It has been determined that the Transactions do not constitute a "Major Transaction" for the purpose of section 129 of the Act. >#}

4.3 {The shareholders of the Company have {unanimously} confirmed, approved and ratified the resolutions of the Board. {Obviously shareholder ratification may only be practical in the case of a closely held company. It is, however, desirable where a corporate benefit issue arises - for example giving a guarantee, even where the giving of the guarantee does not involve a major transaction.}

5.       }DUE EXECUTION

5.1      {Each of the}{The} Document{s} has been properly signed by the Company.

6.       SOLVENCY

6.1 I am not aware of any liquidation proceedings which have been commenced against the Company by any person, or which are intended or anticipated by the Company.

6.2 {THE FIRST ALTERNATIVE IS PREFERABLE TO THE SECOND ALTERNATIVE, AS A CREDITOR HAVING ACCESS TO FINANCIAL INFORMATION IS LIKELY TO BE ABLE TO FORM ITS OWN OPINIONS AS TO THE MATTERS STATED IN THE SECOND ALTERNATIVE OPTION 1: #<Having taken into account all relevant factors [(including in the case of a guarantee all rights of contribution and subrogation to which the Company would be entitled if called upon to perform its obligations and the solvency of the guaranteed and guaranteeing parties)] the Board is of the view that the value of the consideration or benefit received, or to be received, by the Company under the Transactions is not less than the value of the consideration provided, or to be provided, by the Company. >#

6.3      OPTION 2: #<After making due enquiry, the Board is of the view that the
         Company:

         (a)      is able to pay its due debts;

         (b) is not engaged, or about to engage, in business for which its financial resources are unreasonably small;

         (c) will be able to perform its obligations under the Document[s] and the Transactions when required to do so; and

         (d) will not become unable to pay its due debts as a result of the Document[s] and the Transactions. >#}

7.       FINANCIAL ASSISTANCE

7.1 The Transactions do not include or involve any provision by the Company (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Company or its holding company.

8.       CONSTITUTION

8.1      {OPTION 1: #<The Company does not have a constitution. ># OPTION 2:
         #<The copy of the constitution of the Company held on its records as maintained at the office of the Registrar of Companies at [place] as at [date] is complete and includes all alterations to date. >#}

9.       AUTHORISATIONS

9.1 {CONSIDER CAREFULLY WHETHER OR NOT EITHER OF THE OPTIONS FOR PARAGRAPH 9 SHOULD BE INCLUDED. THEY SHOULD NOT USUALLY BE INCLUDED OPTION 1:
         #<All consents and other authorisations required by the Company in connection with the entry into, execution and performance of the Documents and the Transactions have been obtained on an unconditional and unqualified basis and remain in full force and effect. >#

9.2 {OPTION 2: #<No consents or other authorisations are required by the Company in connection with the entry into, execution and performance of the Documents or the Transactions. >#}

10.      {AUTHORISED SIGNATORIES

10.1 The following are the true signatures of the persons who have been authorised ({any one of them acting alone/any two of them acting together}) to give any notices and other communications, and to take any other action required, under or in connection with the Document{s} on behalf of the Company.

         NAME                   POSITION                 SIGNATURE
         ____________________   _____________________    _______________________
         ____________________   _____________________    _______________________
         ____________________   _____________________    _______________________

SIGNED by {    } in the presence of:                   _________________________
                                                       {   }
___________________________________________
Signature of witness

___________________________________________
Name of witness

___________________________________________
Occupation

___________________________________________
City/town of residence

                             {SCHEDULE OF DOCUMENTS}

                                   SCHEDULE 4
                           FORM OF ACCESSION AGREEMENT

PARTIES

1.       [           ] ("NEW BORROWER")

2.       FLETCHER CHALLENGE FORESTS LIMITED ("COMPANY")

3.       [           ] ("FACILITY AGENT") for itself and on behalf of the other parties to the Agreement.

AGREEMENT

1.       INTERPRETATION

1.1      In this agreement, "AGREEMENT" means the NZ$300,000,000 Senior Secured
         Revolving Credit Facilities Agreement dated [   ] February 2003 between
         the Company, the banks and financial institutions listed in schedule 1 thereof as Lenders, and Bank of New Zealand as Facility Agent, Security Agent and Lead Arranger.

1.2      Terms defined in the Agreement have the same meaning in this agreement.

2.       ACCESSION

2.1      With effect from the date of this agreement:

         (a) the Company designates the New Borrower as a Borrower under the Agreement; and

         (b) the New Borrower agrees to be bound by all the terms and conditions of the Agreement as if it were a party to the Agreement with the rights and obligations of a Borrower under the Agreement.

3.       GOVERNING LAW

         This agreement will be governed by and construed in accordance with the laws of New Zealand.

Signed by the authorised representatives of the parties.

NEW BORROWER

[        ]

by:

_____________________________________      _____________________________________
Authorised Signatory                       Authorised Signatory

COMPANY

Fletcher Challenge Forests Limited

by:

_____________________________________      _____________________________________
Authorised Signatory                       Authorised Signatory

FACILITY AGENT

[        ]

by:

                                   SCHEDULE 5
            DRAWDOWN REQUEST FOR AN ADVANCE DENOMINATED IN NZ DOLLARS

TO:      Level 13, BNZ Tower
         125 Queen Street
         Auckland
         Facsimile No: 64 9 375 1285
         Attention: Manager - Facility Management Unit - Corporate and Institutional Banking

NZ$300,000,000 SENIOR SECURED REVOLVING CREDIT FACILITIES AGREEMENT DATED
[              ] FEBRUARY 2003 ("AGREEMENT")

1.       Terms defined in the Agreement have the same meaning in this notice.

2. We request you to make us an Advance denominated in NZ Dollars of NZ$[amount] under the [Three/Five] Year Facility on [Drawdown Date] and to credit the proceeds of the Advance to our account with [name of bank and branch] numbered [account number].

3. We select [period(s)] as the duration of the [first] Interest Period in relation to the Advance[s] and select [date] as the Repayment Date for the Advance.

4.       We confirm that:

         (a) the borrowing to be effected is within our powers, has been validly authorised by appropriate action and will not cause any limit on our borrowing or other powers (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

         (b) no Event of Default [or Event of Review(1)] has occurred and remains unremedied;

         (c) the representations and warranties contained in clause 9.1 (other than paragraphs (h), (i), (o), (p) and (q) thereof) of the Agreement, if repeated on today's date with reference to the circumstances existing on today's date, would be true and accurate in all respects; and

         (d) there is no subsisting breach of any of the undertakings contained in clause 10 of the Agreement.

----------
(1) Not required for rollovers of existing Advances.

DATED

SIGNED by [     ] in the presence of:      _____________________________________

_____________________________________
Signature of witness

_____________________________________
Name of witness

_____________________________________
Occupation

_____________________________________
City/town of residence

                                   SCHEDULE 6
            DRAWDOWN REQUEST FOR AN ADVANCE DENOMINATED IN US DOLLARS

TO:      Level 13, BNZ Tower
         125 Queen Street
         Auckland
         Facsimile No:  64 9 375 1285
         Attention:   Manager - Facility Management Unit - Corporate and
         Institutional Banking

NZ$300,000,000 SENIOR SECURED REVOLVING CREDIT FACILITIES AGREEMENT DATED
[             ] FEBRUARY 2003 ("AGREEMENT")

1.       Terms defined in the Agreement have the same meaning in this notice.

2. We request you to make us an Advance denominated in US Dollars of the US Dollar Equivalent of NZ$[amount] under the [Three/Five] Year Facility on [Drawdown Date] and to credit the proceeds of the Advance to our account with [name of bank and branch] numbered [account number].

3. We select [period(s)] as the duration of the first Interest Period in relation to the Advance[s] and select [date] as the Repayment Date for the Advance.

4.       We confirm that:

         (a) the borrowing to be effected is within our powers, has been validly authorised by appropriate action and will not cause any limit on our borrowing or other powers (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

         (b) no Event of Default [or Event of Review(2)] has occurred and remains unremedied;

         (c) the representations and warranties contained in clause 9.1 (other than paragraphs (h), (i), (o), (p) and (q) thereof) of the Agreement, if repeated on today's date with reference to the circumstances existing on today's date, would be true and accurate in all respects; and

         (d) there is no subsisting breach of any of the undertakings contained in clause 10 of the Agreement.

----------
(2) Not required for rollovers of existing Advances.

DATED

SIGNED by [      ] in the presence of:     _____________________________________

_____________________________________
Signature of witness

_____________________________________
Name of witness

_____________________________________
Occupation

_____________________________________
City/town of residence

                                   SCHEDULE 7
                              TRANSFER CERTIFICATE

Transfer Certificate relating to a NZ$300,000,000 Senior Secured Revolving
Credit Facilities Agreement dated [   ] February 2003 between Fletcher Challenge
Forests Limited as Borrower, the banks and financial institutions named in such agreement as Lenders, Bank of New Zealand as Facility Agent, Security Agent and as Lead Arranger ("AGREEMENT").

PARTIES

1.       [     ] ("TRANSFEREE") whose address, facsimile number and designated person are set out below;

2.       [     ] ("TRANSFERRING LENDER") being a Lender for the purposes of the
         Agreement; and

3.       [     ] ("FACILITY AGENT") for itself and on behalf of the other parties to the Agreement.

IT IS AGREED

1.       DEFINITIONS

1.1 Terms defined in the Agreement have the same meaning in this certificate.

1.2      In this certificate:

         "TRANSFERRED RIGHTS AND OBLIGATIONS" means the rights of, and the obligations to be performed by, the Transferring Lender in its capacity as a Lender under the Transaction Documents, which rights and obligations cease under clause 2.1 of this certificate and are to be assumed by the Transferee.

         "TRANSFERRED COMMITMENTS" means [that part of] the Commitments of the Transferring Lender as shall be assumed by the Transferee hereunder, namely[specify Commitments to be transferred under each Facility].

         "TRANSFER DATE" means the date of countersignature of this certificate by the Facility Agent.

2.       TRANSFER

2.1 The Transferring Lender shall cease to be entitled to its rights and to be bound by its obligations relating to the Transferred Commitments with effect from the Transfer Date, but shall remain entitled to those rights and bound by those obligations which have accrued up to the Transfer Date.

2.2      With effect from the Transfer Date:

         (a) the Transferee and each of the parties to the Agreement shall assume obligations towards each other and acquire rights against each other which are identical to the Transferred Rights and Obligations except in so far as the obligations so assumed and rights so acquired relate to the identity of or location of the Transferee and not to the identity of or location of the Transferring Lender;

         (b) the Transferee shall be deemed to be a party to the Transaction Documents, which shall apply as if it were a Lender, with Commitments equal to the Transferred Commitments; and

         (c) schedule 1 of the Agreement shall be deemed to be amended accordingly.

3.       INDEPENDENT INVESTIGATION

3.1      The Transferee acknowledges that:

         (a) it has received a copy of the Agreement together with such other documents and information as it has required in connection with this transaction;

         (b) it has not relied and shall not in the future rely on the Transferring Lender or any other party to the Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

         (c) it has not relied and shall not rely on the Transferring Lender or any other party to the Agreement to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Borrower or of any other party to the Transaction Documents.

3.2 The Transferring Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any document relating thereto and assumes no responsibility for the financial condition of any Borrower or any other party to the Transaction Documents or for the performance and observance by any Borrower or any other such party of any of their respective obligations under the Transaction Documents or any document relating thereto and any and all such representations and warranties, and all conditions, whether express or implied by law or otherwise, are expressly excluded.

4.       PAYMENTS

4.1 The Transferring Lender and the Transferee acknowledge and confirm that they shall make directly between themselves such payments and adjustments agreed amongst themselves with respect to accrued interest, costs and other amounts attributable to the Transferred Commitments prior to the Transfer Date.

5.       NOTICES

5.1 The Transferee's initial address, facsimile number and designated person for notices under the Agreement are as follows:

         Address: [    ]

         Facsimile No: [    ]

         Attention:    [    ]

6.       REGISTRATION AND PROCESSING FEE

6.1 A registration and processing fee of NZ$1,000 shall be payable by the Transferring Lender to the Facility Agent on delivery of this certificate to the Facility Agent.

7.       GOVERNING LAW

7.1 This certificate shall be governed by and construed in accordance with the laws of New Zealand.

         Signed by the authorised representatives of the parties.

         SIGNED by [TRANSFERRING LENDER] in
         the presence of:                     __________________________________

         __________________________________
         Signature of witness

         __________________________________
         Name of witness

         __________________________________
         Occupation

         __________________________________
         City/town of residence

         SIGNED by [TRANSFEREE] in the
         presence of:                         __________________________________

         __________________________________
         Signature of witness

         __________________________________
         Name of witness

         __________________________________
         Occupation

         __________________________________
         City/town of residence

Countersigned by the Facility Agent for itself and on behalf of the other parties to the Agreement (but without any responsibility or liability except as expressly provided in clause 20.4 of the Agreement).

         SIGNED by [-] in the presence of:    __________________________________

         __________________________________
         Signature of witness

         __________________________________
         Name of witness

         __________________________________
         Occupation

         __________________________________
         City/town of residence

DATED

                                   SCHEDULE 8
                         FORM OF COMPLIANCE CERTIFICATE
                              (Clause 10.1(a)((iv))

TO: The Lenders under a NZ$300,000,000 Senior Secured Revolving Credit
Facilities Agreement dated [    ] February 2003 between Fletcher Challenge
Forests Limited, the banks and financial institutions named in such agreement as Lenders, Bank of New Zealand as Facility Agent, Security Agent and Lead Arranger ("AGREEMENT").

This certificate is given to you pursuant to clause 10.1(a)(iv) of the Agreement. All terms used in this certificate which are defined in the Agreement have the same meanings in this certificate.

We certify as at [                       ] (the "REPORTING DATE") that to the
best of our knowledge and belief, having made due enquiry:

1.       The Gearing Ratio for the Group is [        ] times, which is less than
         [3.50/3.25] times.

2.       The ratio of Free Cash Flow to Interest Expense for the Group is
         [               ] times, which is greater than 2.75 times.

3.       The percentage of Net Debt to Total Tangible Assets of the Group is
         [                   ]%, which is less than 30%.

4.       The Minimum Net Tangible Assets of the Group are NZ$[                 ]
         , which is greater than NZ$800,000,000.

5. Total Tangible Assets (disregarding any investments in Subsidiaries and inter-company loans) of the Obligors are NZ$[ ], which is not less than 95% of Total Tangible Assets of the Group.

DATED

___________________________________________
Signature of director

___________________________________________
Name of director